                                                                    EXHIBIT 4.10


================================================================================


                        MORTGAGE, ASSIGNMENT OF LEASES,
                     SECURITY AGREEMENT AND FIXTURE FILING

                                       BY

                              ACME STEEL COMPANY,

                                   Mortgagor,

                                       TO

                           SHAWMUT BANK CONNECTICUT,
                              NATIONAL ASSOCIATION

                                   Mortgagee;

               Securing Principal Indebtedness of:  $292,958,000;

                            Relating to Premises in:

                                    Illinois

                         Dated as of:  August 11, 1994

================================================================================

                               After recording,
                              please return to:

                            Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                      Attention:  Daniel J. Zubkoff, Esq.

                               TABLE OF CONTENTS



                                                                                                         PAGE
                                                                                                         ----
INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1

RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1

GRANTING CLAUSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3

COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6

ARTICLE I                 WARRANTIES, REPRESENTATIONS AND
                          COVENANTS OF MORTGAGOR  . . . . . . . . . . . . . . . . . . . . . . .           7

Section 1.1               Payment and Performance . . . . . . . . . . . . . . . . . . . . . . .           7
Section 1.2               Authority and Validity  . . . . . . . . . . . . . . . . . . . . . . .           7
Section 1.3               Good Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           8
Section 1.4               Recording Documentation To Assure
                            Security Interest; Fees and
                            Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
Section 1.5               Payment of Taxes, Insurance
                            Premiums, Assessments; Compliance
                            with Law and Insurance
                            Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . .          10
Section 1.6               Certain Tax Law Changes . . . . . . . . . . . . . . . . . . . . . . .          14
Section 1.7               Required Insurance Policies . . . . . . . . . . . . . . . . . . . . .          14
Section 1.8               Failure To Make Certain Payments  . . . . . . . . . . . . . . . . . .          18
Section 1.9               Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          19
Section 1.10              Mortgagor To Maintain Improvements  . . . . . . . . . . . . . . . . .          19
Section 1.11              Mortgagor's Obligations with
                            Respect to Leases . . . . . . . . . . . . . . . . . . . . . . . . .          20
Section 1.12              Transfer Restrictions . . . . . . . . . . . . . . . . . . . . . . . .          23
Section 1.13              Destruction; Condemnation . . . . . . . . . . . . . . . . . . . . . .          23
Section 1.14              Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          28
Section 1.15              Hazardous Material  . . . . . . . . . . . . . . . . . . . . . . . . .          28
Section 1.16              Asbestos  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          31
Section 1.17              Books and Records; Reports  . . . . . . . . . . . . . . . . . . . . .          31
Section 1.18              No Claims Against Mortgagee . . . . . . . . . . . . . . . . . . . . .          32
Section 1.19              Utility Services  . . . . . . . . . . . . . . . . . . . . . . . . . .          32

                                                                                                         Page
                                                                                                         ----
ARTICLE II                ASSIGNMENT OF RENTS; SECURITY
                          AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          33

Section 2.1               Assignment of Leases, Rents, Issues
                            and Profits . . . . . . . . . . . . . . . . . . . . . . . . . . . .          33
Section 2.2               Security Interest in Personal
                            Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          35

ARTICLE III               EVENTS OF DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . .          36

Section 3.1               Remedies in Case of an Event of
                            Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          36
Section 3.2               Sale of Mortgaged Property If Event
                            of Default Occurs; Proceeds of
                            Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          38
Section 3.3               Additional Remedies in Case of an
                            Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . .          40
Section 3.4               Legal Proceedings After an Event of
                            Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          41
Section 3.5               Remedies Not Exclusive  . . . . . . . . . . . . . . . . . . . . . . .          42

ARTICLE IV                CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .          43

ARTICLE V                 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . .          46

Section 5.1               Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          46
Section 5.2               Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          46
Section 5.3               Covenants To Run with the Land  . . . . . . . . . . . . . . . . . . .          46
Section 5.4               Captions; Gender and Number . . . . . . . . . . . . . . . . . . . . .          46
Section 5.5               Limitation on Interest Payable  . . . . . . . . . . . . . . . . . . .          46
Section 5.6               Indemnification; Reimbursement  . . . . . . . . . . . . . . . . . . .          47
Section 5.7               Choice of Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .          48
Section 5.8               Changes in Writing  . . . . . . . . . . . . . . . . . . . . . . . . .          48
Section 5.9               No Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          48
Section 5.10              Concerning Mortgagee  . . . . . . . . . . . . . . . . . . . . . . . .          48
Section 5.11              Waiver of Stay  . . . . . . . . . . . . . . . . . . . . . . . . . . .          49
Section 5.12              No Credit for Payment of Taxes or
                            Impositions . . . . . . . . . . . . . . . . . . . . . . . . . . . .          50
Section 5.13              Stamp and Other Taxes . . . . . . . . . . . . . . . . . . . . . . . .          50
Section 5.14              Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . . . .          50

                                                                                                        Page
                                                                                                        ----
Section 5.15              Additional Security . . . . . . . . . . . . . . . . . . . . . . . . .          51
Section 5.16              Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          51
Section 5.17              Expenses of Collection  . . . . . . . . . . . . . . . . . . . . . . .          51
Section 5.18              Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . .          52

SIGNATURE PAGE

SCHEDULE A                LEGAL DESCRIPTION

SCHEDULE B                PRIOR LIENS

                        MORTGAGE, ASSIGNMENT OF LEASES,
                     SECURITY AGREEMENT AND FIXTURE FILING


                 MORTGAGE, ASSIGNMENT OF LEASES, SECURITY AGREEMENT AND FIXTURE FILING ("Mortgage"), dated as of August 11, 1994, made by ACME STEEL COMPANY, a Delaware corporation, having an office at 13500 South Perry Avenue, Riverdale, Illinois 60627, as mortgagor, assignor and debtor (together with its successors and assigns, "Mortgagor"), in favor of SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association having an office at 777 Main Street, Hartford, Connecticut 06115, as collateral agent pursuant to the Collateral Agency Agreement (as hereinafter defined), as mortgagee, assignee and secured party (in such capacity and together with its successors and assigns in such capacity, "Mortgagee").


                               R E C I T A L S :

                 1. Mortgagor is the owner of the land described in Schedule A annexed hereto and all the improvements situated thereon.

                 2. Pursuant to that certain indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Note Indenture"), dated as of August 11, 1994, by and among Acme Metals Incorporated (the "Company"), Mortgagor, as subsidiary guarantor of the Company's obligations, each of the other subsidiaries of the Company, as guarantors (collectively, the "Guarantors") of the Company's obligations, and Shawmut Bank Connecticut, National Association, as trustee (in such capacity and together with its successors and assigns in such capacity, the "Note Trustee") for the holders of the Senior Secured Notes (as hereinafter defined), the Company is issuing its 12 1/2% senior secured notes due 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Secured Notes") in the aggregate principal amount of $125,000,000.

                 3. Pursuant to that certain indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Discount Note Indenture"; together with the Note Indenture, the "Indentures"), dated as of August 11, 1994, by and among the Company, Mortgagor, the Guarantors and Shawmut Bank Connecticut, National Association, as trustee (in such capacity and together with its successors and assigns in such capacity, the "Discount Note Trustee"; together with the Note Trustee, the "Trustees") for the holders of the Senior Secured Discount Notes (as hereinafter defined), the Company is issuing its 13 1/2% senior secured discount notes due 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Secured Discount Notes"; together with the Senior Secured Notes, the "Notes") in the aggregate principal amount of $117,958,000.

                 4. Pursuant to that certain term loan agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), dated as of August 4, 1994 by and among the Company, Lehman Commercial Paper Inc., as agent (in such capacity and together with its successors and assigns in such capacity, the "Agent"), and the lenders party thereto (together with all subsequent lenders party to the Term Loan Agreement, the "Lenders") the Company is borrowing $50,000,000.

                 5. Mortgagee is the collateral agent under that certain collateral agency agreement (the "Collateral Agency Agreement"), dated as of August 11, 1994, for the Trustees (for the benefit of the holders of the Notes), the Agent (for the benefit of the Lenders) and such other parties which may from time to time, become additional lenders to the Company, Mortgagor and/or the Guarantors (each such lender, a "Permitted Additional Lender" and collectively, the "Permitted Additional Lenders"; together with the Trustees, the Agent and Mortgagee, the "Secured Parties") which may, in accordance with the provisions of clause (xi) of the definition of "Permitted Liens" in each Indenture as in effect on the date hereof, take a security interest in and/or Lien on the Collateral (as defined in the Collateral Agency Agreement) to secure the financing provided by the Permitted Additional Lenders (such financing, the "Permitted Replacement Financing") upon the execution and delivery by the Permitted Additional Lenders of a supplement to the Collateral Agency Agreement as contemplated therein.

                 6. This Mortgage is given by Mortgagor in favor of Mortgagee to secure the payment and performance in full when due, whether at stated maturity, by redemption, repurchase, acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of (i) all of the obligations, liabilities and indebtedness of Mortgagor now or hereafter existing under or in respect of each Indenture, the Notes, the Term Loan Agreement and the notes relating thereto and the notes, agreements and/or other instruments which collectively evidence any Permitted Replacement Financing (such notes, agreements and/or other instruments, together with the Indentures, the Notes, the Term Loan Agreement and the notes relating thereto, the "Debt Instruments") (including, without limitation, the obligations of Mortgagor to pay principal of, premium, if any, and interest on any Debt Instruments when due and payable) and all other charges, fees, premiums, indemnities and other amounts due or to become due under or in connection with each Debt Instrument and (ii) without duplication of the amounts described in clause (i), all obligations, indebtedness and liabilities of Mortgagor pursuant to the terms of this Mortgage, in each case whether now existing or hereafter arising, and whether in the regular course of business or otherwise (collectively, the "Secured Obligations").

                        G R A N T I N G  C L A U S E S :

                 For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby grants, mortgages, bargains, sells, assigns and conveys to Mortgagee and hereby grants to Mortgagee a security interest in and first Lien (as defined in each Indenture and the Term Loan

Agreement as all are in effect on the date hereof) upon, all Mortgagor's right, title and interest in and to the following property whether now owned or held or hereafter acquired (collectively, the "Mortgaged Property"):

                          A.  Any and all present estates or interests of
Mortgagor in the land described in Schedule A, together with all Mortgagor's reversionary rights in and to any and all easements, rights-of-way, sidewalks, strips and gores of land, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, waters, water courses, water rights, mineral, gas and oil rights, power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto (collectively, the "Land");

                          B.  Any and all estates or interests of Mortgagor in
the buildings, structures and other improvements and any and all Alterations (as hereinafter defined) now or hereafter located or erected on the Land, including, without limitation, attachments, walks and ways (collectively, the "Improvements"; together with the Land, the "Premises");

                          C.  Any and all permits, licenses, franchises,
certificates, consents, approvals and authorizations, however characterized, issued or in any way furnished, whether necessary or not for the operation and use of the Premises, including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits, or licenses and certificates of operation;

                          D.  Any and all interest of Mortgagor in all
machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind and nature whatsoever (other than Mortgagor's inventory) attached or affixed to, or located on, the Premises or used in connection with the use and enjoyment of the Premises or the maintenance or preservation thereof, including, without limitation, all equipment comprising the Modernization Project (as defined in each Indenture as in effect on the date hereof), all manufacturing, storage, handling and other equipment utilized in connection with the production and marketing of steel, semi-finished steel, steel ingots, slabs, steel strips and coils, tools, utility systems, fire sprinkler and alarm systems, HVAC equipment, boiler, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, pollution abatement or control, elevators, window cleaning, maintenance or other systems or equipment, all indoor or outdoor furniture, appliances or supplies, and all other articles used or useful in connection with the use, operation, maintenance or repair of any part of the Premises, together with any and all parts, improvements, additions, replacements, accessions and substitutions thereto or therefor (collectively, the "Equipment");

                          E.  All Mortgagor's right, title and interest, as
landlord, franchisor, licensor or grantor, in all leases and subleases of space, oil, gas and mineral leases, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into relating in any manner to the Premises or the Equipment and any and all amendments, modifications, supplements and renewals of any thereof (each such lease, license or agreement, together with any such amendment, modification, supplement or renewal, a "Lease"), whether now in effect or hereafter coming into effect including, without limitation, all rents, additional rents, management fees payable by tenants, cash, guarantees, letters of credit, bonds, sureties or securities deposited thereunder to secure performance of the lessee's, franchisee's, licensee's or obligee's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease (collectively, the "Rents");

                          F.  All general intangibles and contract rights
relating to the Premises or the Equipment and all reserves, deferred payments, deposits, refunds and claims of every kind or character relating thereto (collectively, the "Contract Rights");

                          G.  All surveys, title insurance policies, drawings,
plans, specifications, construction contracts, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guaranties, appraisals, studies and data relating to the Premises or the Equipment or the construction of any Alteration or the maintenance of any Permit (as hereinafter defined); and

                          H.  All proceeds of the conversion, voluntary or
involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation or other awards or payments with respect thereto (including, without limitation, any Net Proceeds or Net Award (each as hereinafter defined)) and interest thereon (collectively, the "Proceeds");

                 TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee and Mortgagee's successors and assigns forever (subject to the Prior Liens but not to extensions or replacements of Prior Liens), for the purpose of securing the payment and performance of the Secured Obligations.

                 Notwithstanding the foregoing, the Mortgaged Property shall not include property or assets hereafter acquired by Mortgagor and financed by Mortgagor with Indebtedness permitted to be incurred under each of the Indentures and the Term Loan Agreement as all are in effect on the date hereof, which Indebtedness is secured only by such property or assets as permitted pursuant to clause (viii) of the definition of "Permitted Liens" contained in each Indenture and the Term Loan Agreement as all are in effect on the date hereof; provided, however, that at such time as such property or assets shall no longer be subject to such Permitted Lien, such property or assets shall, without any act or delivery by any Person (as defined in each Indenture and the Term Loan Agreement as all are in effect on the date hereof), constitute Mortgaged Property hereunder.


                              C O V E N A N T S :

                 Mortgagor warrants, represents and covenants to and for the benefit of Mortgagee as follows:

                                   ARTICLE I


                        WARRANTIES, REPRESENTATIONS AND
                             COVENANTS OF MORTGAGOR

                 SECTION 1.1 Payment and Performance. Mortgagor shall pay and perform in full as and when the same shall become due all of the Secured Obligations.

                 SECTION 1.2 Authority and Validity. Mortgagor represents, warrants and covenants that (i) Mortgagor is duly authorized to execute and deliver this Mortgage, the Debt Instruments (other than Debt Instruments evidencing Permitted Replacement Financing), the Collateral Agency Agreement and the other documents evidencing or securing the Secured Obligations (this Mortgage, the Debt Instruments, the Collateral Agency Agreement and such other documents, collectively, the "Indenture Documents"), and all corporate and governmental actions, consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained, (ii) this Mortgage and the other Indenture Documents (other than Debt Instruments evidencing Permitted Replacement Financing) are legal, valid, binding and enforceable obligations of Mortgagor and (iii) Mortgagor has full power and lawful authority to execute and deliver this Mortgage and the other Indenture Documents (other than Debt Instruments evidencing Permitted Replacement Financing) and to mortgage and grant a security interest in the Mortgaged Property as contemplated herein. With respect to Debt Instruments evidencing Permitted Replacement Financing, Mortgagor represents, warrants and covenants that (x) Mortgagor will, at such time as such Debt Instruments shall be executed, be duly authorized to execute and deliver such Debt Instruments, and all corporate and governmental actions, consents, authorizations and approvals necessary or required therefor shall have been duly and effectively taken or obtained, (y) such Debt Instruments will, at such time as such Debt Instruments shall be executed, be legal, valid, binding and enforceable obligations of Mortgagor and (z) Mortgagor will, at such time as such Debt Instruments shall be executed, have full power and lawful authority to execute and deliver such Debt Instruments and to mortgage and grant a security interest in the property as contemplated therein.

                 SECTION 1.3  Good Title.

                          1.3.1  Mortgagor represents, warrants and covenants
that (i) Mortgagor has good and marketable title to the Premises and the landlord's interest and estate under or in respect of the Leases and good title to the interest it purports to own or lease in and to each of the Permits, the Equipment and the Contract Rights, in each case subject to no Liens, except for those Liens identified on Schedule B annexed hereto (collectively, "Prior Liens"), (ii) Mortgagor will keep in effect all rights and appurtenances to or that constitute a part of the Mortgaged Property, (iii) Mortgagor will protect, preserve and defend its interest in the Mortgaged Property and title thereto,
(iv) Mortgagor will comply with each of the terms, conditions and provisions of any obligation of Mortgagor (x) which constitutes a part of the Mortgaged Property, (y) which is secured by the Mortgaged Property or (z) the noncompliance with which could be expected to result in the imposition of a Lien on the Mortgaged Property, (v) Mortgagor will appear and defend the Lien and security interests created and evidenced hereby and the validity and priority of this Mortgage in any action or proceeding affecting or purporting to affect the Mortgaged Property or any of the rights of Mortgagee hereunder,
(vi) this Mortgage creates and constitutes a valid and enforceable first Lien on the Mortgaged Property, and, to the extent any of the Mortgaged Property shall consist of personalty, a first security interest in the Mortgaged Property, which first Lien and first security interest are and will be subject only to (a) Prior Liens (but not to extensions or replacements of Prior Liens) and (b) Liens hereafter created which, pursuant to the provisions of Section 1.12, are permitted to be superior to the Lien and security interests created and evidenced hereby, and Mortgagor does now and shall warrant and defend to Mortgagee and all its successors and assigns such title and the validity and priority of the Lien and security interests created and evidenced hereby against the claims of all Persons, (vii) there has been issued and there remain in effect each and every certificate of occupancy or use or other Permit currently required for the existing use and occupancy by Mortgagor and its tenants of the Premises and (viii) the Premises comply with all local zoning, land use, setback or other development and use requirements of Governmental Authorities (as hereinafter defined).

                          1.3.2  Mortgagor, immediately upon obtaining
knowledge of the pendency of any proceedings for the eviction of Mortgagor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning Mortgagor's title to the Mortgaged Property as warranted in this Mortgage, or of any condition that might be expected to give rise to any such proceeding, shall notify Mortgagee in writing thereof. Mortgagee may participate in such proceedings, and Mortgagor shall deliver or cause to be delivered to Mortgagee all instruments requested by Mortgagee to permit such participation. In any such proceedings Mortgagee may be represented by counsel satisfactory to Mortgagee at the expense of Mortgagor. If, upon the resolution of such proceedings, Mortgagor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable to Mortgagor in connection therewith, such proceeds are hereby assigned to and shall be paid to Mortgagee and applied as contemplated by Section 1.13 of this Mortgage.

                 SECTION 1.4 Recording Documentation To Assure Security Interest; Fees and Expenses.

                          1.4.1  Mortgagor shall, forthwith after the execution
and delivery of this Mortgage and thereafter, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien of this Mortgage to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of Mortgagee therein. Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

                     1.4.2 Mortgagor shall, at the sole cost and expense of Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements and assurances as Mortgagee shall from time to time reasonably request or which may be necessary to assure, perfect, convey, assign, mortgage, transfer and confirm unto Mortgagee the property and rights hereby conveyed or assigned, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee or which may facilitate the performance of the terms of this Mortgage or the filing, registering or recording of this Mortgage. In the event Mortgagor shall fail to execute any instrument required to be executed by Mortgagor under this subsection 1.4.2, Mortgagee may execute the same as the attorney-in-fact for Mortgagor, such power of attorney being coupled with an interest and irrevocable.

                 SECTION 1.5 Payment of Taxes, Insurance Premiums, Assessments; Compliance with Law and Insurance Requirements.

                     1.5.1 Unless contested in accordance with the provisions of subsection 1.5.5 hereof, Mortgagor shall pay and discharge or cause to be paid and discharged, from time to time when the same shall become due, all real estate and other taxes, special assessments, levies, permits, inspection and license fees, all premiums for insurance, all water and sewer rents and charges, and all other public charges imposed upon or assessed against the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Mortgaged Property, including, without limitation, those arising in respect of the occupancy, use or possession thereof.

                  1.5.2 Upon the occurrence and during the continuance of an Event of Default, Mortgagor shall deposit with Mortgagee, on the first day of each month, an amount estimated by Mortgagor to be equal to one-twelfth (1/12th) of the annual taxes, assessments and other items required to be discharged by Mortgagor under subsection 1.5.1 and amounts reasonably estimated by Mortgagor to be necessary to maintain the insurance coverages contemplated in Section 1.7, which estimates shall not be less than one-twelfth (1/12th) of the annual taxes, assessments, insurance premiums and other items required to be discharged by Mortgagor during the year immediately preceding the year during which such Event of Default occurred. Such amounts shall be held by Mortgagee without interest to Mortgagor and applied to the payment of each obligation in respect of which such amounts were deposited, in such order or priority as Mortgagee shall determine, on or before the date on which such obligation would become delinquent. If at any time the amounts so deposited by Mortgagor shall, in Mortgagee's judgment, be insufficient (when added to the installments anticipated to be paid thereafter) to discharge any of such obligations when due, Mortgagor shall immediately upon demand, deposit with Mortgagee such additional amounts as may be requested by Mortgagee. Nothing contained in this Section 1.5 shall affect any right or remedy of Mortgagee under any provision of this Mortgage or of any statute or rule of law to pay any such amount from its own funds and to add the amount so paid, together with interest at a rate ("Default Rate") per annum equal to two percent (2%) in excess of the highest rate payable under the Notes to the other amounts outstanding in respect of the Secured Obligations or relieve Mortgagor of its obligations to make or provide for the payment of the annual taxes, assessments and other charges required to be discharged by Mortgagor under subsection
1.5.1. Mortgagor hereby grants to Mortgagee a security interest in all sums held pursuant to this subsection 1.5.2 to secure payment and performance of the Secured Obligations. During the continuance of any Event of Default, Mortgagee may apply all or any part of the sums held pursuant to this subsection 1.5.2 to payment and performance of the Secured Obligations in accordance with the appropriate provisions of the Indenture Documents. Mortgagor shall redeposit with Mortgagee an amount equal to all amounts so applied as a condition to the cure,

              1.5.3 if any, of such Event of Default in addition to fulfillment of any other required conditions.

                     1.5.3 Unless contested in accordance with the provisions of subsection 1.5.4, Mortgagor shall timely pay (or obtain a bond in the amount of), or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, employees, suppliers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid, or not bonded, could result in or permit the creation of a Lien on the Mortgaged Property or any part thereof or the Rents arising therefrom, or which might result in forfeiture of all or any part of the Mortgaged Property.

                     1.5.5 Mortgagor shall maintain, or cause to be maintained, in full force and effect, all permits, certificates, authorizations, consents, approvals, licenses, franchises or other instruments now or hereafter required by any federal, state, municipal or local government or quasi-governmental agency or authority (each of the foregoing, a "Governmental Authority") to operate or use and occupy the Premises and the Equipment for its intended uses (collectively, the "Permits;" each, a "Permit"). Mortgagor represents that none of the Permits will be subject to cancellation, forfeiture or any limitation on the scope thereof solely by virtue of the execution of this Mortgage or the foreclosure of the Lien hereof. Unless contested in accordance with the provisions of subsection 1.5.5, Mortgagor shall comply promptly with, or cause prompt compliance with, all requirements set forth in the Permits and all requirements of any law, ordinance, rule, regulation or similar statute or case law (collectively, "Legal Requirements") or any Governmental Authority applicable to all or any part of the Mortgaged Property or the condition, use or occupancy of all or any part thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force. Mortgagor shall not initiate or consent to any change in the zoning, subdivision or any other use classification of the Land, if such action could have an adverse effect on the Lien of this Mortgage or diminish the value of the Mortgaged Property or impair the Mortgagee's rights or benefits hereunder, without the prior written consent of Mortgagee.

                     1.5.5 Mortgagor may at its own expense contest the amount or applicability of any of the obligations described in subsections 1.5.1, 1.5.3, 1.5.4 and 1.19 by appropriate legal proceedings, prosecution of which operates to prevent the collection or enforcement thereof and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy such obligations; provided, however, that (i) any such contest shall be conducted in good faith by appropriate legal proceedings promptly instituted and diligently conducted and (ii) in connection with such contest, Mortgagor shall have made provision for the payment or performance of such contested obligation on Mortgagor's books if and to the extent required by generally accepted accounting principles, or shall have deposited with Mortgagee a sum sufficient to pay and discharge such obligation and Mortgagee's estimate of all interest and penalties related thereto. Notwithstanding the foregoing provisions of this subsection 1.5.5, (i) no contest of any such obligations may be pursued by Mortgagor if such contest would expose Mortgagee or any other Secured Party to any possible criminal liability or, unless Mortgagor shall have furnished an Additional Undertaking (as hereinafter defined) therefor satisfactory to Mortgagee or such other Secured Party, as the case may be, any additional civil liability for failure to comply with such obligations and (ii) if at any time payment or performance of any obligation contested by Mortgagor pursuant to this subsection 1.5.5 shall become necessary to prevent the delivery of a tax or similar deed conveying the Mortgaged Property or any portion thereof because of nonpayment or nonperformance, Mortgagor shall pay or perform the same in sufficient time to prevent the delivery of such tax or similar deed.

                     1.5.6 Mortgagor shall not in its use and occupancy of the Premises or the Equipment (including, without limitation, in the making of any Alteration) take any action that could be the basis for termination, revocation or denial of any insurance coverage required to be maintained under this Mortgage or that could be the basis for a defense to any claim under any insurance policy maintained in respect of the Premises or the Equipment and

Mortgagor shall otherwise comply in all respects with the requirements of any insurer that issues a policy of insurance in respect of the Premises or the Equipment.

                     1.5.7 Mortgagor shall, promptly upon receipt of any written notice regarding any failure by Mortgagor to pay or discharge any of the obligations described in subsection 1.5.1, 1.5.3, 1.5.4 or 1.5.6, furnish a copy of such notice to Mortgagee.

                 SECTION 1.6 Certain Tax Law Changes. In the event of the passage after the date of this Mortgage of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a new tax, either directly or indirectly, on this Mortgage, any other Indenture Document or the interest of Mortgagee in any of the Mortgaged Property, Mortgagor shall promptly pay to Mortgagee such amount or amounts as may be necessary from time to time to pay such tax.

                 SECTION 1.7  Required Insurance Policies.

                     1.7.1 Mortgagor shall maintain or cause to be maintained in full force and effect the following insurance coverages in respect of the Premises and the Equipment:

                   (i) Physical hazard insurance on an "all risk" basis covering, without limitation, hazards commonly covered by fire and extended coverage, lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief, in an amount equal to the full replacement cost of the Improvements and all Equipment, with such deductibles and per occurrence limitations as Mortgagee may from time to time require, and, if Mortgagee shall not have imposed any such requirements, with such deductibles and per occurrence limitations as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located. "Full replacement cost" means the Cost of

Construction (as hereinafter defined) to replace the Improvements and the Equipment, exclusive of depreciation, excavation, foundation and footings, as determined from time to time (but not less frequently than once every twelve
(12) months) by a proper officer of Mortgagor in consultation with its insurance company or insurance agent, as appropriate;

                  (ii) Commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and any adjoining streets, sidewalks and passageways and covering any and all claims, including, without limitation, all legal liability, subject to customary exclusions, to the extent insurable, imposed upon Mortgagee and all court costs and attorneys' fees, arising out of or connected with the possession, use, leasing, operation or condition of the Premises, with policy limits and deductibles in such amounts as Mortgagee may from time to time
reasonably require, and, if Mortgagee shall not have imposed    any such
requirements, in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located;


                 (iii) Workers' compensation insurance as required by the laws of the state in which the Premises are located, which may include being self-insured to the extent permitted by law to protect Mortgagor against claims for injuries sustained in the course of employment at the Premises;

                  (iv) Boiler and machinery insurance in respect of any boilers and similar apparatus located on the Premises or comprising any Equipment, with policy limits and deductibles in such amounts as Mortgagee may from time to time reasonably require, and, if Mortgagee shall not have imposed any such requirements, in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and the Equipment and located in the locality where the Premises and the Equipment are located;

                   (v) During the performance of any alterations, renovations, repairs, restorations or construction, broad form Builders Risk Insurance on an all-risk completed value basis;

                  (vi) Such other insurance, against such risks and with policy limits and deductibles in such amounts as Mortgagee may from time to time reasonably require, and, if Mortgagee shall not have imposed any such requirements, in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality in which the Premises are located; and

                 (vii) If the Premises are located in an area designated by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, flood insurance in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located.

                          1.7.2  Mortgagor may maintain or cause to be
maintained the coverages required by this Section 1.7 under blanket policies covering the Premises and other locations owned or operated by Mortgagor (and which may include coverage over locations owned or operated by the Company, the other Guarantors and their subsidiaries) if the terms of such blanket policies otherwise comply with the provisions of this Section 1.7 and contain specific coverage allocations in respect of the Premises determined in accordance with the provisions of this Section 1.7. All insurance policies in respect of the coverages required by subsections 1.7.1(i), 1.7.1(iv), 1.7.1(v) and, if applicable, 1.7.1(vi) shall be in amounts at least sufficient to prevent coinsurance liability and all losses thereunder shall be payable to Mortgagee, as sole loss payee with respect to any loss involving any of the Mortgaged Property (in the case of insurance covering property other than the Mortgaged Property, Mortgagee will be sole loss payee only with respect to losses involving such Mortgaged Property) pursuant to a standard noncontributory New York mortgagee endorsement or local equivalent, and each such policy shall

(i) include effective waivers (whether under the terms of such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and named insureds other than Mortgagor and all rights of subrogation against any named insured, and (ii) provide that any losses thereunder shall be payable notwithstanding (a) any act, failure to act, negligence of, or violation or breach of warranties, declarations or conditions contained in such policy by Mortgagor or Mortgagee or any other named insured or loss payee, (b) the occupation or use of the Premises for purposes more hazardous than permitted by the terms of the policy, (c) any foreclosure or other proceeding or notice of sale relating to the Premises or the Equipment or
(d) any change in the title to or ownership or possession of the Premises or the Equipment; provided, however, that (with respect to items contemplated in clauses (c) and (d) above) any notice requirements of the applicable policies are satisfied. All insurance policies in respect of the coverages required by subsections 1.7.1(ii) and, if applicable, 1.7.1(vi) and 1.7.1(vii) shall name Mortgagee as an additional insured. Each policy of insurance required under this Section 1.7 shall provide that (i) notices of any failure by Mortgagor to pay any insurance premium in respect of any insurance policy required to be maintained under this Section 1.7 be furnished to Mortgagee contemporaneously with any notice given to Mortgagor and (ii) it may not be cancelled or otherwise terminated without at least thirty (30) days' prior written notice to Mortgagee and shall permit Mortgagee to pay any premium therefor within thirty
(30) days after receipt of any notice stating that such premium has not been paid when due. The policy or policies of such insurance or certificates of insurance evidencing the required coverages and all renewals or extensions thereof shall be delivered to Mortgagee. Settlement of any claim under any of the insurance policies referred to in this Section 1.7 shall require the prior approval of Mortgagee and Mortgagor shall use its best efforts to cause each such insurance policy to contain a provision to such effect.

                          1.7.3  At least thirty (30) days prior
to the expiration of any insurance policy required by subsections 1.7.1(i),
(ii), (iv), (v) and, if applicable, 1.7.1(vi) and 1.7.1(vii), a policy or policies renewing or extending such expiring policy or renewal or extension certificates or other evidence of renewal or extension shall be delivered to Mortgagee.

                          1.7.4  Mortgagor shall not purchase separate
insurance policies concurrent in form or contributing in the event of loss with those policies required to be maintained under this Section 1.7, unless Mortgagee is included thereon as a named insured and, if applicable, with loss payable to Mortgagee under an endorsement containing the provisions described in subsection 1.7.2. Mortgagor immediately shall notify Mortgagee whenever any such separate insurance policy is obtained and promptly shall deliver to Mortgagee the policy or certificate evidencing such insurance.

                          1.7.5  Mortgagor shall, immediately upon receipt of
any written notice of any failure by Mortgagor to pay any insurance premium in respect of any insurance policy required to be maintained under this Section 1.7, furnish a copy of such notice to Mortgagee.

                          1.7.6  Mortgagor shall maintain, or cause to be
maintained, the insurance described in this Section 1.7 with primary insurers rated (for claims paying purposes) in one of the two highest generic categories by the Rating Agency (as hereinafter defined). All insurers under policies required hereunder shall be licensed and authorized to issue insurance in the state in which the Land is located.

                 SECTION 1.8 Failure To Make Certain Payments. If Mortgagor shall fail to perform any of the covenants contained in this Mortgage, including, without limitation, Mortgagor's covenants to (i) pay the premiums in respect of all required insurance coverages, (ii) pay taxes and assessments,
(iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of Mortgagor under the Leases, Mortgagee may, but shall not be obligated to, make advances to perform such covenant on Mortgagor's behalf and all sums so advanced shall be included in the Secured Obligations and shall be secured hereby. Mortgagor shall repay on demand all sums so advanced by Mortgagee on behalf of Mortgagor, with interest at the Default Rate. Neither the provisions of this

Section 1.8 nor any action taken by Mortgagee pursuant to the provisions of this Section 1.8 shall prevent any such failure to observe any covenant contained in this Mortgage from constituting an Event of Default.

                 SECTION 1.9  Inspection.  Mortgagor shall permit
Mortgagee, by its agents, accountants and attorneys, to visit and inspect the Mortgaged Property at such times as may be requested by Mortgagee.

                 SECTION 1.10 Mortgagor To Maintain Improvements. Mortgagor shall not commit any waste on the Premises or with respect to any Equipment or make any change in the use of the Premises or any Equipment. Mortgagor represents and warrants that (i) the Premises are served by all utilities required or necessary for the current use thereof, (ii) all streets necessary to serve the Premises are completed and serviceable and have been dedicated and accepted as such by the appropriate Governmental Authorities and (iii) Mortgagor has access to the Premises from public roads or by reason of private contractual rights sufficient to allow Mortgagor and its tenants and invitees to conduct its and their businesses at the Premises in accordance with sound commercial and industrial practices. Mortgagor shall, at all times, maintain the Premises and the Equipment in good operating order, condition and repair and shall make all repairs, structural or nonstructural, when necessary. Mortgagor shall (a) not alter materially the occupancy or use of all or any part of the Premises without the prior written consent of Mortgagee, and (b) do all other acts which from the character or use of the Premises and the Equipment may be necessary or appropriate to maintain and preserve their value, except (in connection with the completion of the modernization project) the elimination of the existing facilities which will become unnecessary and which were covered by the $8.3 million non-cash charge recorded concurrently with the issuance of the Notes as set forth in the Prospectus. No Improvements comprising a portion of the Premises may be demolished nor shall any Equipment be removed, except in accordance with the appropriate provisions of the Indenture Documents.

                 SECTION 1.11  Mortgagor's Obligations with Respect to Leases.

                 1.11.1  Mortgagor shall manage and operate the
Mortgaged Property or cause the Mortgaged Property to be managed and operated in a reasonably prudent manner and, except as otherwise permitted under Section 1.12, will not without the written consent of Mortgagee, enter into any Lease (or any amendment or modification thereof) or other agreement subsequent to the date hereof with any Person which would (i) interfere with the present or future operations of Mortgagor with respect to the Mortgaged Property or (ii) decrease the value or utility of the Mortgaged Property.

                 1.11.2 If Mortgagor shall be permitted to enter into any Leases under this Mortgage or any Leases exist on the date hereof, Mortgagor shall not in respect of such Leases:

                   (i) receive or collect, or permit the receipt or collection of, any rental or other payments under any Lease more than one (1) month in advance of the respective period in respect of which they are to accrue, except that (a) in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of one (1) month's rent and (b) Mortgagor may receive and collect escalation and other charges in accordance with the terms of each Lease;

                  (ii) assign, transfer or hypothecate (other than to Mortgagee hereunder or as otherwise permitted under Section 1.12 of this Mortgage) any rental or other payment under any Lease whether then due or to accrue in the future, the interest of Mortgagor as lessor under any Lease or the rents, issues, revenues, profits or other income of the Mortgaged Property;

                 (iii) enter into any Lease after the date hereof that does not contain terms to the effect as follows:

                          (a) such Lease and the rights of the tenant thereunder shall be subject and subordinate to the rights of Mortgagee under and the Lien of this Mortgage;

                          (b) such Lease has been assigned as collateral security by Mortgagor as landlord thereunder to Mortgagee under this Mortgage;

                          (c) in the case of any foreclosure hereunder, the rights and remedies of the tenant in respect of any obligations of any successor landlord thereunder shall be limited to the equity interest of such successor landlord in the Premises and any successor landlord shall not (1) be liable for any act, omission or default of any prior landlord under the Lease or (2) be required to make or complete any tenant improvements or capital improvements or repair, restore, rebuild or replace the demised premises or any part thereof in the event of damage, casualty or condemnation or
                 (3) be required to pay any amounts to tenant arising under the Lease prior to such successor landlord taking possession;

                          (d) the tenant's obligation to pay rent and any additional rent shall not be subject to any abatement, deduction, counterclaim or setoff as against any mortgagee or purchaser upon the foreclosure of any of the Premises or the giving or granting of a deed in lieu thereof by reason of a landlord default occurring prior to such foreclosure and such mortgagee or purchaser will not be bound by any advance payments of rent in excess of one month or any security deposits unless such security was actually received; and

                          (e) the tenant agrees to attorn, at the option of Mortgagee or any purchaser of the Premises, upon a foreclosure of the Premises or the giving or granting of a deed in lieu thereof; and

                  (iv) terminate or permit the termination of any Lease of space, accept surrender of all or any portion of the space demised under any Lease prior to the end of the term
                 thereof or accept assignment of any Lease to Mortgagor unless:

                          (a) Mortgagor determines in its reasonable business judgment that such termination, surrender or assignment would not result in a material adverse effect on the value or utility of the Mortgaged Property or the lien on such property; or

                          (b) Mortgagor shall deliver to Mortgagee an Officers' Certificate (as defined in each Indenture as in effect on the date hereof).

                          1.11.3  Mortgagor timely shall perform and observe
all the terms, covenants and conditions required to be performed and observed by Mortgagor under each Lease such that there will be no impairment of the fair market value of the Premises and will not engage in any conduct in respect of any Lease which would impair the fair market value of the Mortgaged Property or the Lien of this Mortgage or the security interest created hereby. Mortgagor promptly shall notify Mortgagee of the receipt of any notice from any lessee under any Lease claiming that Mortgagor is in default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by Mortgagor and will cause a copy of each such notice to be delivered promptly to Mortgagee.

                          1.11.4  Mortgagor shall deliver to Mortgagee, within
thirty (30) days after the end of each calendar year ending after the date of this Mortgage, an Officers' Certificate, dated as of the last day of such year,
(i) containing a list of names of all tenants under Leases and the property location of such leased space and the annual rental currently payable by each of them, (ii) stating for which, if any, Leases then in force Mortgagor has issued a notice of default and the nature of such default and (iii) stating that, to the best of such officers' knowledge, each Lease complies with the provisions of this Mortgage. Mortgagor shall deliver to Mortgagee within thirty (30) days after the end of each calendar quarter copies, certified by an officer of Mortgagor, of all Leases not theretofore delivered to Mortgagee.

                 SECTION 1.12 Transfer Restrictions. Mortgagor may not, without the prior written consent of Mortgagee, further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Mortgaged Property or suffer any of the foregoing to occur by operation of law or otherwise. Notwithstanding the provisions of the foregoing sentence, Mortgagor shall have the right to grant or suffer the following Liens or conveyances, in respect of the Mortgaged Property:

                   (i) Liens in respect of amounts payable by Mortgagor pursuant to Section 1.5 if and to the extent such amounts are not yet due and payable or are being bonded in accordance with the provisions of subsection 1.5.3 or are being contested in accordance with the provisions of subsection 1.5.5;

                  (ii) Liens of the type described in clause (vii) of the definition of Permitted Liens in each Indenture as in effect on the date hereof; provided, however, that such Liens shall in no event interfere in any material respect with the use or operation of the Mortgaged Property or diminish the value thereof or impair the Lien of this Deed of Trust thereon; and

                 (iii) Any permitted disposition of Mortgaged Property by Mortgagor in accordance with the appropriate provisions of the Indenture Documents.

                 Each of the Liens and other transfers permitted by this
Section 1.12 shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by this Mortgage except
(x) any Lien permitted by clause (i) of this Section if and to the extent the law or regulation creating or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced by this Mortgage and (y) transfers permitted under clause (iii) of this Section, which shall be made free of the Lien and security interest created and evidenced hereby.

                 SECTION 1.13  Destruction; Condemnation.

                     1.13.1  Destruction; Insurance Proceeds.
If there shall occur any damage to, or loss or destruction of, the Improvements and Equipment, or any part of any thereof (each, a "Destruction"), Mortgagor shall promptly send to Mortgagee a notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of any such Destruction are hereby assigned and shall be paid to Mortgagee. All insurance and other proceeds, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction or claim resulting in Title Loss (the "Net Proceeds"), shall constitute Trust Moneys and be applied in accordance with the provisions of subsections 1.13.3, 1.13.4 and 1.13.5.

                     1.13.2 Condemnation; Assignment of Award. If there shall occur any taking of the Mortgaged Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any governmental authority, civil or military (each, a "Taking"), Mortgagor immediately shall notify Mortgagee upon receiving notice of such Taking or commencement of proceedings therefor. Mortgagee may, but shall not be obligated to, participate in any proceedings or negotiations which might result in any Taking. Mortgagee may be represented by counsel satisfactory to it at the expense of Mortgagor. Mortgagor shall deliver or cause to be delivered to Mortgagee all instruments requested by it to permit such participation. Mortgagor shall in good faith and with due diligence file and prosecute what would otherwise be Mortgagor's claim for any such award or payment and cause the same to be collected and paid over to Mortgagee, and hereby irrevocably authorizes and empowers Mortgagee, in the name of Mortgagor as its true and lawful attorney-in-fact or otherwise, to collect and to receipt for any such award or payment, and, in the event Mortgagor fails so to act or is otherwise in default hereunder, to file and prosecute such claim. Mortgagor shall pay all costs, fees and expenses incurred by Mortgagee in connection with any Taking and seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking are hereby assigned and shall be paid to Mortgagee.

Mortgagor shall take all steps necessary to notify the condemning authority of such assignment. Such award or payment, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking ("Net Award"), shall be applied in accordance with the provisions of subsections 1.13.3, 1.13.4 and 1.13.5.

                          1.13.3  Restoration.  So long as no Event of Default
shall have occurred and be continuing, in the event there shall be a Net Award or Net Proceeds in an amount less than or equal to $1,000,000, Mortgagor shall have the right, at Mortgagor's option, to apply such Net Award or Net Proceeds to the payment of the Secured Obligations in accordance with the appropriate provisions of the Indenture Documents or to perform a restoration (each, a "Restoration") of the Premises and the Equipment. In the event that Mortgagor elects to make such payment, such Net Award or Net Proceeds shall be delivered to Mortgagee to be held as Trust Moneys subject to withdrawal and application by Mortgagor in accordance with the appropriate provisions of the Indenture Documents. In the event Mortgagor elects to perform a Restoration, Mortgagor shall give written notice ("Restoration Election Notice") of such election to Mortgagee within ten (10) days after the date that Mortgagee receives the applicable Net Proceeds or Net Award, as the case may be. In the event Mortgagee does not receive a Restoration Election Notice within such ten (10) day period, Mortgagor shall deposit such Net Proceeds or Net Award with Mortgagee to be held as Trust Moneys and Mortgagee shall be authorized to apply such Net Proceeds or Net Award to the payment of the Secured Obligations in accordance with the appropriate provisions of the Indenture Documents. Mortgagor shall, within thirty (30) days following the date of delivery of a Restoration Election Notice, commence and diligently continue to perform the Restoration of that portion or portions of the Premises and Equipment subject to such Destruction or affected by such Taking or Title Loss so that, upon the completion of the Restoration, the Mortgaged Property will be in the same condition and shall be of at least equal value and utility for its intended purposes as the Mortgaged Property was immediately prior to such Destruction, Taking or Title Loss. Mortgagor shall so complete such Restoration with its own funds to the extent that the amount of any Net Award or Net Proceeds is insufficient for such purpose.

                          1.13.4  Major Restoration.  In the event there shall
be a Net Award or Net Proceeds other than as described in subsection 1.13.3, the Mortgagor shall perform a Restoration of the Mortgaged Property unless there shall have occurred and be continuing an Event of Default, in which case such Net Award or Net Proceeds shall constitute Trust Moneys and be applied by Mortgagor to the payment of the Secured Obligations in accordance with the appropriate provisions of the Indenture Documents. In the event a Restoration is to be performed under this subsection 1.13.4, Mortgagee shall not release any part of the Net Award or the Net Proceeds except in accordance with the provisions of subsection 1.13.5 and Mortgagor shall, prior to commencing any work to effect a Restoration of the Premises and the Equipment, promptly (but in no event later than ninety (90) days following any Destruction, Taking or Title Loss) furnish to Mortgagee:

                 (a) complete plans and specifications (the "Plans and Specifications") for the Restoration;

                 (b) an Officers' Certificate stating that all permits and approvals required by law to commence work in connection with the Restoration have been obtained;

                 (c) a certificate (an "Architect's Certificate") of an independent, reputable architect, engineer or appraiser licensed in the state where the Premises are located (A) stating that the Plans and Specifications have been reviewed and approved by the signatory thereto, (B) containing such signatory's estimate (an "Estimate") of the costs of completing the Restoration, and (C) upon completion of such Restoration in accordance with the Plans and Specifications, the value and utility of the Premises and the Equipment will be equal to or greater than the value and utility thereof immediately prior to the Destruction or Taking relating to such Restoration; and

                 (d) if the Estimate exceeds the Net Proceeds or the Net Award, as the case may be, by $1,000,000 or more, an Additional Undertaking in an amount equal to not less than the Estimate less the amount of the Net Proceeds or the Net Award, as the case may be, then held by Mortgagee for application toward the cost of such Restoration.

                 Upon receipt by Mortgagee of each of the items required pursuant to clauses (a) through (d) above, Mortgagee shall acknowledge receipt of the Plans and Specifications. Promptly upon such acknowledgment of receipt by Mortgagee, Mortgagor shall commence and diligently continue to perform the Restoration in accordance with such approved Plans and Specifications. Mortgagor shall so complete such Restoration with its own funds to the extent that the amount of any Net Award or Net Proceeds is insufficient for such purpose.

                          1.13.5  Restoration Advances Following Destruction or
Taking of Mortgaged Property. In the event Mortgagor shall be required to perform a Restoration of the Premises and Equipment as provided in subsection 1.13.4, Mortgagee shall apply any Net Proceeds or the Net Award held by Mortgagee on account of the Destruction, Taking or Title Loss to the payment of the cost of performing such Restoration and shall pay portions of the same, from time to time, to Mortgagor or, at Mortgagor's direction, directly to the contractors, subcontractors, materialmen, laborers, engineers, architects, and other persons rendering services or material for such Restoration, subject to the conditions set forth in the appropriate provisions of the Indenture Documents. In the event there shall be any surplus after application of the Net Award or the Net Proceeds to Restoration of the Premises and the Equipment, such surplus shall be paid to Mortgagor; provided, however, that if an Event of Default shall have occurred and be continuing, such surplus shall be applied to the payment of the Secured Obligations in accordance with the appropriate provisions of the Indenture Documents or, at the option of Mortgagee, held by Mortgagee as additional collateral to secure the performance by Mortgagor of the Secured Obligations.

                 SECTION 1.14 Alterations. In the event Mortgagor shall make any structural addition, modification or change (each, an "Alteration") to the Premises or the Equipment, Mortgagor shall (a) complete each Alteration promptly, in a good and workmanlike manner and in compliance with all applicable local laws, ordinances and requirements and (b) pay when due all claims for labor performed and materials furnished in connection with such Alteration, unless contested in accordance with the provisions of subsection 1.5.5.

                 SECTION 1.15  Hazardous Material.

                          1.15.1  Except as otherwise disclosed in the
Prospectus, Mortgagor represents and warrants that: (i) it has obtained all Permits which are currently required with respect to the ownership and operation of its business at the Mortgaged Property under any and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of the environment, including, without limitation, laws relating to handling, use, storage, treatment, disposal, removal, emission, discharge or release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes ("Hazardous Materials") into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws") as they relate to the Premises; (ii) it is in compliance with all terms and conditions of all such Permits as they relate to the Premises, and also is in compliance with, and not subject to liability under, Environmental Laws, including, without limitation, all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws as they relate to the Premises, except where such noncompliance could not result in a material adverse effect on the value or utility of the Premises; (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or violation, governmental investigation, proceeding, notice of demand letter pending or, to its knowledge, threatened against it under the Environmental Laws relating to the Premises which could be expected to result in a fine, penalty or other cost, expense or liability (collectively, "Liabilities"), except where such Liabilities could not result in a material adverse effect on the value or utility of the Premises; (iv) to the knowledge of Mortgagor after reasonable inquiry there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which are expected to interfere with or prevent compliance with the Environmental Laws relating to the Premises, or which are expected to give rise to any common law or legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or similar state, local or foreign laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, governmental study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of any Hazardous Material.

                          1.15.2  Mortgagor shall (i) comply with any and all
applicable present and future Environmental Laws relating to the Premises; (ii) pay in a timely fashion the cost of any investigation, study, removal, response or corrective action relating to any Hazardous Materials required by any present or future Environmental Law or by any order, regulation, consent decree or similar agreement or instrument; (iii) not release, discharge or dispose of any Hazardous Materials on, under or from the Mortgaged Property in violation of any Environmental Law; (iv) shall apply any insurance proceeds or other sums received by it in respect of the removal of any Hazardous Material or any other remedial, response or corrective action relating to any Hazardous Material to such removal, remedial, response or corrective action; and (v) not take, or fail to take, any action with respect to any Environmental Laws or in connection with any Hazardous Materials that could be expected to result in the incurrence of any obligation or liability of the holders of the Notes or the Mortgagee. In the event Mortgagor fails to comply with the covenants in the preceding sentence, Mortgagee may, in addition to any other remedies set forth herein, but shall have no duty or obligation to, as trustee for and at Mortgagor's sole cost and expense cause to be taken, any necessary remedial, removal, response or other corrective action relating to Hazardous Materials. Any costs or expenses incurred by Mortgagee for such purpose shall be immediately due and payable by Mortgagor and shall bear interest at the Default Rate. Mortgagor shall provide to Mortgagee and its agents and employees access to the Mortgaged Property and hereby specifically grants to Mortgagee a license to take all removal, remedial, response or corrective action regarding any Hazardous Material located thereon, or to take any action with respect to any Environmental Laws or in connection with any Hazardous Materials that could be expected to result in the incurrence of any obligation or liability of the holders of the Notes or Mortgagee if Mortgagor fails to do so and such action is required under any Environmental Laws as provided above; provided that, Mortgagee shall have no duty or obligation to undertake any such action. Upon written request by Mortgagee, which shall include a reasonably specific statement of the basis thereof (which shall be specific to the condition of the Mortgaged Property) and which shall be made not more frequently than once in any twelve-month period or at any time that Mortgagee is exercising its remedies under this Mortgage, Mortgagee shall have the right, but shall not be obligated nor have any duty, at the sole cost and expense of Mortgagor, to conduct an environmental audit or review of the Mortgaged Property relating to the specific items as required in writing or relating to the remedy that the Mortgagee is exercising under this Mortgage by such persons or firms appointed by Mortgagee, and Mortgagor shall cooperate in all respects in the conduct of such environmental audit or review, including, without limitation, providing access to the Mortgaged Property and to all records relating thereto. Mortgagor shall indemnify and hold Mortgagee harmless from and against all loss, cost, damage or expense (including, without limitation, attorneys' fees) that Mortgagee may sustain by reason of the assertion against Mortgagee by any party of any claim relating to such Hazardous Materials or actions taken with respect thereto as authorized hereunder. Nothing contained herein or in any other Document shall result in Mortgagee being deemed an "owner" or "operator" or otherwise deemed responsible for any Hazardous Materials under applicable

Environmental Law. The Mortgagee shall not be responsible in any way for, nor shall it have any duty or obligation to, monitor, manage, or perform the Company's policies, practices, or compliance with Environmental Laws or Hazardous Materials relating to the Mortgaged Property.

                 SECTION 1.16 Asbestos. Mortgagor shall not install nor permit to be installed in the Mortgaged Property friable asbestos or any asbestos-containing material (collectively, "ACM") except in compliance with all applicable federal, state or local laws or regulations or orders respecting such material. With respect to any ACM currently present in the Mortgaged Property, Mortgagor shall comply in all respects with all federal, state or local laws, regulations or orders applicable to ACM located on the Premises, all at Mortgagor's sole cost and expense. If Mortgagor shall fail so to comply with such laws or regulations, Mortgagee may, but shall have no duty or obligation to, in addition to any other remedies set forth herein, take whatever steps it deems necessary or appropriate to comply with applicable law, regulations or orders. Any costs or expenses incurred by Mortgagee for such purpose shall be immediately due and payable by Mortgagor and bear interest at the Default Rate. Mortgagor shall provide to Mortgagee and its agents and employees access to the Mortgaged Property and hereby specifically grants to Mortgagee a license to remove such ACM if Mortgagor fails to do so and removal is required under any law as provided for above; provided, however, that nothing contained herein shall obligate Mortgagee to exercise any rights under such license. Mortgagor shall indemnify and hold Mortgagee harmless from and against all loss, cost, damage and expense that Mortgagee may sustain as a result of the presence of any ACM and any removal thereof or compliance with any applicable laws, regulations or orders.

                 SECTION 1.17 Books and Records; Reports. Mortgagor shall keep proper books of record and account, which shall accurately represent the financial condition of Mortgagor and the business and affairs of Mortgagor relating to the Mortgaged Property. Mortgagee and its authorized representatives shall have the right from time to time, but not the duty or obligation to examine the books and records of Mortgagor relating to the operation of the Mortgaged Property.

                 SECTION 1.18 No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien of this Mortgage.

                 SECTION 1.19  Utility Services.

                 Mortgagor shall pay, or cause to be paid, when due all charges for all public or private utility services, all public or private rail and highway services, all public or private communication services, all sprinkler systems, and all protective services, any other services of whatever kind or nature at any time rendered to or in connection with the Premises or any part thereof, shall comply with all contracts relating to any such services, and shall do all other things required for the maintenance and continuance of all such services to the extent required to fulfill the obligations set forth in
Section 1.10 unless contested in accordance with the provisions of subsection 1.5.5.

                                   ARTICLE II

                    ASSIGNMENT OF RENTS; SECURITY AGREEMENT

                 SECTION 2.1  Assignment of Leases, Rents, Issues and Profits.

                          2.1.1  Mortgagor absolutely, presently and
irrevocably assigns, transfers and sets over to Mortgagee and grants to Mortgagee, subject to the terms and conditions hereof, all Mortgagor's estate, right, title, interest (the "Mortgagor's Interest") in the Leases including, without limitation, as follows:

                   (i) the immediate and continuing right to receive and collect Rents payable by all tenants or other parties pursuant to the Leases;

                  (ii) all claims, rights, powers, privileges and remedies of Mortgagor, whether provided for in any Lease or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of any tenant to perform or comply with any term of any Lease;

                 (iii) all rights to take all actions upon the happening of a default under any Lease as shall be permitted by such Lease or by law, including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

                  (iv) the full power and authority, in the name of Mortgagor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to do any and all other acts and things whatsoever which Mortgagor or any landlord is or may be entitled to do under the Leases.

                          2.1.2  Any Rents receivable by Mortgagee hereunder,
after payment of all proper costs and charges, shall be applied to all amounts due and owing under and as provided in this Mortgage, the Indenture and the Term Loan Agreement. Mortgagee shall be accountable to Mortgagor only for Rents actually received by

Mortgagee pursuant to this assignment. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of Event of Default or invalidate any act done pursuant to such notice.

                          2.1.3. So long as no Event of Default shall have
occurred and be continuing, Mortgagor shall have a license to collect and apply the Rents and to enforce the obligations of tenants under the Leases. Immediately upon the occurrence and during the continuance of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding. Upon such Event of Default and during the continuance thereof, Mortgagee may, to the fullest extent permitted by the Leases (i) exercise any of Mortgagor's rights under the Leases, (ii) enforce the Leases, (iii) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all Rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Leases and
(iv) generally do, execute and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Leases, as fully as allowed or authorized by Mortgagor's Interest.

                          2.1.4  Mortgagor hereby irrevocably authorizes and
directs the tenant under each Lease to pay directly to, or as directed by, Mortgagee all Rents accruing or due under its Lease. Mortgagor hereby authorizes the tenant under each Lease to rely upon and comply with any notice or demand from Mortgagee for payment of Rents to Mortgagee and Mortgagor shall have no claim against any tenant for Rents paid by such tenant to Mortgagee pursuant to such notice or demand.

                          2.1.5  Mortgagor at its sole cost and expense shall
enforce the Leases in accordance with their terms. Neither this Mortgage nor any action or inaction on the part of Mortgagee shall release any tenant under any Lease, any guarantor of any Lease or Mortgagor from any of their respective obligations under the Leases or constitute an assumption of any such obligation on the part of Mortgagee. No action or failure to act on the part of Mortgagor shall adversely affect or limit the rights of Mortgagee under this Mortgage or, through this Mortgage, under the Leases.

                          2.1.6  All rights, powers and privileges of Mortgagee
herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and Mortgagor shall not take any action under the Leases or otherwise which is inconsistent with this Mortgage or any of the terms hereof and any such action inconsistent herewith or therewith shall be void. Mortgagor shall, from time to time, upon request of Mortgagee, execute all instruments and further assurances and all supplemental instruments and take all such action as Mortgagee from time to time may request in order to perfect, preserve and protect the interests intended to be assigned to Mortgagee hereby.

                          2.1.7  Mortgagor shall not, unilaterally or by
agreement, subordinate, amend, modify, extend, discharge, terminate, surrender, waive or otherwise change any term of any of the Leases in any manner which would violate this Mortgage. If the Leases shall be amended as permitted hereby, they shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

                          2.1.8  Nothing contained herein shall operate or be
construed to (i) obligate Mortgagee to perform any of the terms, covenants or conditions contained in the Leases or otherwise to impose any obligation upon Mortgagee with respect to the Leases (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in the Leases in the event that any tenant under a Lease shall have been joined as a party defendant in any action by which the estate of such tenant shall be terminated) or (ii) place upon Mortgagee any responsibility for the operation, control, care, management or repair of the Premises.

                 SECTION 2.2  Security Interest in Personal Property.

                          2.2.1  This Mortgage shall constitute a security
agreement and shall create and evidence a security interest or common law Lien in all the Equipment and in all the other items of Mortgaged Property in which a security interest may be granted or a common law pledge created pursuant to the Uniform Commercial Code as in effect in the state in which the Premises are located or under the common law in such state (collectively, "Personal Property").

                          2.2.2  Upon the occurrence of any Event of Default,
in addition to the remedies set forth in Article III, Mortgagee shall have the power to sell the Personal Property in accordance with the Uniform Commercial Code as enacted in the state in which the Premises are located or under other applicable law. It shall not be necessary that any Personal Property offered be physically present at any such sale or constructively in the possession of Mortgagee or the person conducting the sale.

                          2.2.3  Upon the occurrence of any Event of Default,
Mortgagee may sell the Personal Property or any part thereof at public or private sale with notice to Mortgagor as hereinafter provided. The Proceeds of any such sale, after deducting all expenses of Mortgagee in taking, storing, repairing and selling the Personal Property (including, without limitation, attorneys' fees) shall be applied in the manner set forth in subsection 3.3.3. At any sale, public or private, of the Personal Property or any part thereof, Mortgagee may purchase any or all of the Personal Property offered at such sale.

                          2.2.4  Mortgagee shall give Mortgagor notice of any
sale of any of the Personal Property pursuant to the provisions of this Section
2.2. Notwithstanding the provisions of Section 5.2, any such notice shall conclusively be deemed to be reasonable and effective if such notice is mailed at least ten (10) days prior to any sale, by first class or certified mail, postage prepaid to Mortgagor at its address determined in accordance with the provisions of Section 5.2.

                                  ARTICLE III

                         EVENTS OF DEFAULT AND REMEDIES

                 SECTION 3.1 Remedies in Case of an Event of Default. If an Event of Default (as defined in the Collateral Agency Agreement) shall have occurred, Mortgagee may, but shall have no duty or obligation to, in addition to any other action permitted by law (and not limited in any manner by the remedies contained in the Debt Instruments or other Security Documents), take one or more of the following actions:

                          3.1.1  by written notice to Mortgagor, declare the
entire principal amount of the Secured Obligations to be due and payable immediately;

                          3.1.2  personally, or by its agents or attorneys, (i)
enter into and upon all or any part of the Mortgaged Property and exclude Mortgagor, its agents and servants wholly therefrom, (ii) use, operate, manage and control the Premises and the Equipment and conduct the business thereof,
(iii) maintain and restore the Mortgaged Property, (iv) make all reasonably necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as Mortgagee may deem advisable, (v) manage, lease and operate the Mortgaged Property and carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise, or (vi) collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and any or every part thereof;

                          3.1.3  with or without entry, personally or by its
agents or attorneys, (i) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 3.2 or (ii) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or

                          3.1.4  take such steps to protect and enforce its
rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in any Indenture Document or in aid of the execution of any power granted in this Mortgage, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

                 SECTION 3.2 Sale of Mortgaged Property If Event of Default Occurs; Proceeds of Sale.

                          3.2.1  If any Event of Default shall have occurred,
Mortgagee may institute an action to foreclose this Mortgage or take such other action as may be permitted and available to Mortgagee at law or in equity for the enforcement of the Debt Instruments and realization on the Mortgaged Property and proceeds thereon through power of sale or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof Mortgagee may sell the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. Mortgagee may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property in fee simple and an assignment or conveyance of all Mortgagor's interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends and Mortgagor hereby constitutes and appoints Mortgagee the true and lawful attorney-in-fact of Mortgagor to make any such recitals, sale, assignment and conveyance, and all of the acts of Mortgagee as such attorney-in-fact are hereby ratified and confirmed. Mortgagor agrees that such recitals shall be binding and conclusive upon Mortgagor and that any assignment or conveyance to be made by Mortgagee shall divest Mortgagor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Mortgaged Property. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which Mortgagee may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, Mortgagor agrees that possession of the Mortgaged Property by Mortgagor, or any person claiming under Mortgagor, shall be as tenant and, in case of a sale under power or upon foreclosure as provided in this Mortgage, Mortgagor and any person in possession under Mortgagor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. In case of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as Mortgagee in its sole discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.

                          3.2.2  In the event of any sale made under or by
virtue of this Article III, the entire principal of and interest in respect of the Secured Obligations, if not previously due and payable, shall, at the option of Mortgagee, immediately become due and payable, anything in this Mortgage to the contrary notwithstanding.

                          3.2.3  The proceeds of any sale made under or by
virtue of this Article III, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Article III or otherwise, shall be applied in accordance with the provisions of the Collateral Agency Agreement.

                          3.2.4  Mortgagee may bid for and acquire the
Mortgaged Property or any part thereof at any sale made under or by virtue of this Article III and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts outstanding to Mortgagee whether or not then due and owing in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that Mortgagee is authorized to deduct under this Mortgage.

                          3.2.5  Mortgagee may adjourn from time to time any
sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales and Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                 Notwithstanding anything to the contrary contained in this Mortgage, the Indenture, the Term Loan Agreement or any of the other Security Documents, in the event the Mortgagee is entitled or required to commence an action to foreclose the Mortgage or otherwise exercise its remedies to acquire control or possession of the Mortgaged Property, the Mortgagee shall not be required to commence any such action or exercise any such remedy if the Mortgagee has determined in good faith that the Mortgagee may incur liability under the Environmental Laws as the result of the presence at, or release on or from, the Facility of any Hazardous Materials unless the Mortgagee has received security or indemnity, from a Secured Party or holders of Indebtedness benefiting from this Mortgage, in an amount and in a form all satisfactory to the Mortgagee in its sole discretion, protecting the Mortgagee from all such liability.

        SECTION 3.3  Additional Remedies in Case of an Event of Default.

                          3.3.1  Mortgagee shall be entitled to recover
judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions of this Mortgage, and the right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Mortgage, or the foreclosure of, or absolute conveyance pursuant to, this Mortgage. In case of proceedings against Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, Mortgagee shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall Mortgagee receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the Default Rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Mortgagor.

                          3.3.2  Any recovery of any judgment by Mortgagee and
any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interest created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of Mortgagee hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

                          3.3.3  Any moneys collected by Mortgagee under this
Section 3.3 shall be applied in accordance with the provisions of subsection 3.2.3.

                 SECTION 3.4  Legal Proceedings After an Event of Default.

                          3.4.1  After the occurrence of any Event of Default
and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions of this Mortgage or of any other proceedings in aid of the enforcement of this Mortgage, Mortgagor shall enter its voluntary appearance in such action, suit or proceeding.

                          3.4.2  Upon the occurrence of an Event of Default,
Mortgagee shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver or other custodian ex parte and without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. Mortgagor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Indenture and the Term Loan Agreement to Mortgagee.

                          3.4.3  Mortgagor shall not (i) at any time insist
upon or plead or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, (ii) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. Mortgagor hereby expressly (i) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Mortgage, (ii) waives and Mortgagee by acceptance of this Mortgage waives any and all rights to trial by jury in any action or proceeding related to the enforcement of this Mortgage, (iii) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Mortgage and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (iv) covenants not to hinder, delay or impede the execution of any power granted or delegated to Mortgagee by this Mortgage, but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives all rights to have the Mortgaged Property marshalled on any foreclosure of this Mortgage.

                 SECTION 3.5 Remedies Not Exclusive. No remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Mortgage or now or hereafter existing at law or in equity. Any delay or omission of Mortgagee to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Mortgage may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by Mortgagee in such order and manner as Mortgagee, in its sole discretion, may elect. If Mortgagee accepts any moneys required to be paid by Mortgagor under this Mortgage after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Mortgage or to declare an Event of Default with regard to subsequent defaults. If Mortgagee accepts any moneys required to be paid by Mortgagor under this Mortgage in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of Mortgagor to pay the entire sum then due, and Mortgagor's failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.

                                   ARTICLE IV

                              CERTAIN DEFINITIONS

                 The following terms shall have the following respective meanings:

                 "Additional Undertaking" means (a) cash or Cash Equivalents (as defined in each Indenture and the Term Loan Agreement as all are in effect on the date hereof) or (b) a Surety Bond, Guaranty or Letter of Credit which is
(i) provided by a Person, (ii) whose long-term unsecured debt is rated at least AA (or equivalent) and (iii) is otherwise satisfactory to Mortgagee.
Additional Undertakings shall be addressed directly to Mortgagee and shall name Mortgagee as the beneficiary thereof and the party entitled to make claims thereunder.

                 "Cost of Construction" means the sum, so far as it relates to the reconstructing, renewing, restoring or replacing of the Improvements, of
(i) obligations incurred or assumed by Mortgagor or undertaken by tenants pursuant to the terms of the Leases for labor, materials and other expenses and to contractors, builders and materialmen; (ii) the cost of contract bonds and of insurance of all kinds that may reasonably be deemed by Mortgagor to be necessary during the course of construction; (iii) the expenses incurred or assumed by Mortgagor (or tenant under the Lease performing such Restoration) for test borings, surveys, estimates, any Plans and Specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required by or reasonably necessary for proper construction;
(iv) ad valorem property taxes levied upon the Premises during performance of any Restoration and (v) any costs or other charges in connection with obtaining title insurance and counsel opinions that may be required or necessary in connection with a Restoration.

                 "Guaranty" means the unconditional guarantee of payment of any corporation or partnership organized and existing under the laws of the United States of America or any State or the District of Columbia or Canada or province thereof that has a long-term unsecured debt rating (as determined by each Rating Agency) at the time such guarantee is delivered equal to or higher than the then current rating of the Notes, given to Mortgagee, accompanied by an opinion of counsel to such guarantor to the effect that such guarantee has been duly authorized, executed and delivered by such guarantor and constitutes the legal, valid and binding obligation of such guarantor enforceable against such guarantor by Mortgagee in accordance with its terms subject to customary exceptions at the time for opinions for such instruments, together with an opinion of counsel to the effect that, taking into account the purpose under this Mortgage for which such guarantee will be given, such guarantee and accompanying opinion are responsive to the requirements of this Mortgage.

                 "Letter of Credit" means a clean, irrevocable, unconditional letter of credit in favor of Mortgagee and entitling Mortgagee to draw thereon in The City of New York issued by a bank with a letter of credit evaluation determined by each Rating Agency, at the time such letter of credit is delivered, in one of the three highest generic rating categories of such Rating Agency, accompanied by an opinion of counsel to such bank to the effect that such letter of credit has been duly authorized, executed and delivered by such bank and constitutes the legal, valid and binding obligation of such bank enforceable against such bank by Mortgagee in accordance with its terms subject to customary exceptions at the time for opinions for such instruments, together with an Opinion of Counsel to the effect that, taking into account the purpose under this Mortgage for which such letter of credit will be given, such letter of credit and accompanying opinion are responsive to the requirements of this Mortgage.

                 "Prospectus" means the final prospectus with respect to the Notes filed with the SEC pursuant to paragraph (1) or (4) of Rule 424(b) of the rules and regulations under the Securities Act or, if no such filing is made, the final prospectus contained in the registration statement relating to the Notes.

                 "Rating Agency" means A.M. Best Company, if such Person shall then be rating corporate obligations, or, if such Person shall be rating corporate obligations, then any other organization of generally recognized standing, selected by Mortgagee.

                 "rated or rating" in connection with long-term unsecured debt, means that the Person in question has, or has been determined to be qualified for, the rating in question by the Rating Agency.

                 "Surety Bond" means a clean irrevocable surety bond or credit insurance policy in favor of Mortgagee issued by an insurance company the claims paying ability rating of which at the time such surety bond or credit insurance policy is delivered is in one of the three highest generic rating categories of each Rating Agency, accompanied by an opinion of counsel to such insurance company to the effect that such surety bond or credit insurance policy has been duly authorized, executed and delivered by such insurance company and constitutes the legal, valid and binding obligation of such insurance company enforceable against such insurance company by Mortgagee in accordance with its terms subject to customary exceptions at the time for opinions for such instruments, together with an Opinion of Counsel to the effect that, taking into account the purpose under this Mortgage for which such surety bond will be given, such surety bond and accompanying opinion are responsive to the requirements of this Mortgage.

                                   ARTICLE V

                                 MISCELLANEOUS

                 SECTION 5.1 Severability. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein. The invalidity of any provision of this Mortgage in any one jurisdiction shall not affect or impair in any manner the validity of such provision in any other jurisdiction.

                 SECTION 5.2 Notices. Unless otherwise provided herein, any notice or other communication herein shall be given in the manner and at the address set forth in the Collateral Agency Agreement, or as to any party at such other address as shall be designated by such party in a written notice to the other party.

                 SECTION 5.3 Covenants To Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Mortgage shall run with the land and shall apply to, and bind the successors and assigns of Mortgagor.

                 SECTION 5.4 Captions; Gender and Number. The captions and section headings of this Mortgage are for convenience only and are not to be used to define the provisions hereof. All terms contained herein shall be construed, whenever the context of this Mortgage requires, so that the singular includes the plural and so that the masculine includes the feminine.

                 SECTION 5.5 Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Mortgage is a part. All agreements between Mortgagor and the Mortgagee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Mortgagor for the use, forbearance or detention of the money to be loaned or advanced under any Indenture Document, or for the payment or performance of any covenant or obligation contained herein or in any Indenture Document, exceeds the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances Mortgagor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Mortgagor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit or advancement of funds by Mortgagee shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Mortgage until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

                 SECTION 5.6 Indemnification; Reimbursement. Each and every obligation of Mortgagor to indemnify and hold harmless the Trustees under the Indentures, contained in Section 7.07 of each Indenture as in effect on the date hereof and the Agent under the Term Loan Agreement contained in Section
9.3 of the Term Loan Agreement as in effect on the date hereof is incorporated herein mutatis mutandis as an obligation of Mortgagor hereunder to indemnify Mortgagee and the officers, directors, employees, agents and affiliates of Mortgagee (each, an "Indemnified Party") in each and every matter relating to or arising out of this Mortgage and the Mortgaged Property, including, without limitation, claims concerning Environmental Laws, Hazardous Materials, or strict liability in tort. In addition to the foregoing, Mortgagor shall reimburse Mortgagee, upon demand, for all costs and expenses incurred by Mortgagee in connection with the administration and enforcement of this Mortgage. If any action or proceeding, including, without limitation, bankruptcy or insolvency proceedings, is commenced to which action or proceeding Mortgagee is made a party or in which it becomes necessary to defend or uphold the Lien or validity of this Mortgage, Mortgagor shall, upon demand, reimburse Mortgagee for all expenses (including, without limitation, attorneys' and agents' fees and disbursements) incurred by Mortgagee in such action or proceeding. In any action or proceeding to foreclose this Mortgage or to recover or collect the Secured Obligations, the provisions of law relating to the recovery of costs, disbursements and allowances shall prevail unaffected by this covenant. Mortgagor's obligations under this Section 5.6 shall survive the satisfaction of this Mortgage and the discharge of Mortgagor's other obligations hereunder.

                 SECTION 5.7 Choice of Law. The terms and provisions of this Mortgage and the enforcement hereof shall be governed by and construed in accordance with the laws of the state where the Land is located.

                 SECTION 5.8 Changes in Writing. This Mortgage may not be modified, amended, discharged or waived in whole or in part except by an instrument in writing signed by Mortgagor and Mortgagee, in accordance with the provisions of the Collateral Agency Agreement.

                 SECTION 5.9 No Merger. The rights and estate created by this Mortgage shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by Mortgagee unless Mortgagee shall have consented to such merger in writing.

                 SECTION 5.10  Concerning Mortgagee.

                          5.10.1  Mortgagee shall be entitled to rely upon any
written notice, statement, certificate, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Mortgage and its duties hereunder, upon advice of counsel selected by it.

                          5.10.2  Mortgagor shall recognize as the mortgagee
under this instrument any party who has succeeded to the interest of Mortgagee under the Collateral Agency Agreement.

                          5.10.3  If any item of Mortgaged Property also
constitutes collateral granted to Mortgagee under any other mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions of this Mortgage and the provisions of such other mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Mortgagee, in its sole discretion, shall select which provision or provisions shall control.

                          5.10.4  Mortgagee may resign from the performance of
all its functions and duties hereunder at any time by giving ten (10) days' prior written notice to Mortgagor. Such resignation shall take effect upon the appointment of a successor Mortgagee pursuant to the provisions of the Collateral Agency Agreement.

                 SECTION 5.11  Waiver of Stay.

                          5.11.1  Mortgagor agrees that in the event that
Mortgagor or any property or assets of Mortgagor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or Mortgagor shall otherwise be a party to any federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not Mortgagee has commenced foreclosure proceedings under this Mortgage, Mortgagee shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to Mortgagee as provided in this Mortgage or in any other document evidencing or securing the Secured Obligations.

                 5.11.2  Mortgagee shall have the right
to petition or move any court having jurisdiction over any proceeding described in subsection 5.12.1 for the purposes provided therein, and Mortgagor agrees
(i) not to oppose any such petition or motion and, (ii) at Mortgagor's sole cost and expense, to assist and cooperate with Mortgagee, as may be requested by Mortgagee from time to time, in obtaining any relief requested by Mortgagee, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time requested by Mortgagee or any such court.

                 SECTION 5.12 No Credit for Payment of Taxes or Impositions. Mortgagor shall not be entitled to any credit against the principal, premium, if any, or interest payable on the Notes, and Mortgagor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof by reason of the payment of any tax or other impositions on the Mortgaged Property or any part thereof.

                 SECTION 5.13 Stamp and Other Taxes. Subject to the provisions of subsection 1.5.5 relating to permitted contests, Mortgagor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes or fees, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason of this Mortgage or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof Mortgagee may advance the same and the amount so advanced shall be payable by Mortgagor to Mortgagee within ten (10) days after demand therefor, together with interest thereon at the Default Rate.

                 SECTION 5.14 Estoppel Certificates. Mortgagor shall, from time to time, upon twenty (20) days' prior written request by Mortgagee, execute, acknowledge and deliver to the Mortgagee a certificate signed by an authorized officer or officers stating that this Mortgage and the other Indenture Documents are unmodified and in full force and effect (or, if there have been modifications, that this Mortgage and such other Indenture Documents, as applicable, are in full force and effect as modified and setting forth such modifications) and stating the date to which payments have been made in respect of the Secured Obligations.

                 SECTION 5.15 Additional Security. Without notice to or consent of Mortgagor and without impairment of the Lien and rights created by this Mortgage, Mortgagee may accept (but Mortgagor shall not be obligated to furnish) from Mortgagor or from any other Person or Persons, additional security for the Secured Obligations. Neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting Mortgagee's Lien and rights under this Mortgage.

                 SECTION 5.16 Release. The Lien of this Mortgage shall be released from the Mortgaged Property in accordance with the provisions of the Collateral Agency Agreement. Mortgagee, on the written request and at the expense of Mortgagor, will execute and deliver such proper instruments of release and satisfaction or assignment as may reasonably be requested to evidence such release or assignment, and any such instrument, when duly executed by Mortgagee and duly recorded by Mortgagor in the places where this Mortgage is recorded, shall conclusively evidence the release or assignment of this Mortgage.

                 SECTION 5.17 Expenses of Collection. In the event this Mortgage or any other instrument evidencing the Secured Obligations is placed in the hands of counsel for collection of any amount payable hereunder or thereunder or for the enforcement of any of the provisions hereof or thereof, Mortgagor agrees to pay all costs associated therewith incurred by Mortgagee, either with or without the institution of an action, suit or other proceeding, in addition to all costs, disbursements and allowances provided by law, all such costs to be paid upon demand, together with interest thereon at the Default Rate from the date of notice or incurring thereof, and the same shall be deemed to be secured hereby.

                 SECTION 5.18 Business Days. In the event any time period or any date provided in this Mortgage ends or falls on a day other than a Business Day (as defined in each Indenture or the Term Loan Agreement as all are in effect on the date hereof), then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

                 IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor as of the date first written above.

                                                ACME STEEL COMPANY, as Mortgagor

                                             By:   /s/ Stephen D. Bennett
                                                 --------------------------
                                                 Name:       Stephen D. Bennett
                                                 Title:      President





This instrument prepared by:

         Daniel J. Zubkoff, Esq.
         Cahill Gordon & Reindel
         80 Pine Street
         New York, New York  10005

                                ACKNOWLEDGMENTS


STATE OF NEW YORK )
                  :  ss.:
COUNTY OF NEW YORK)


                 On the 11th day of August, 1994, before me personally came Stephen D. Bennett to me known, who, being the President of Acme Steel Company, the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation as his free act and deed and the free act and deed of the corporation.



                                        /s/ Peter Z. Sivere
                                        -------------------
                                           Notary Public

                                   SCHEDULE A

                               LEGAL DESCRIPTION

                                                             Riverdale, Illinois
                                                                       Tract 292

PARCEL 1

ALL THAT PART OF THE SOUTHEAST 1/4 OF SECTION OF SECTION 33, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING NORTH OF A LINE PARALLEL WITH AND 658.08 FEET SOUTH OF THE NORTH LINE OF THE SOUTHEAST 1/4 OF SECTION 33 AND WEST OF THE RIGHT-OF-WAY OF PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILROAD COMPANY, IN COOK COUNTY, ILLINOIS.

ALSO

PARCEL 2

THAT PART OF PERRY AVENUE (66 FOOT WIDE) AS HERETOFORE DEDICATED FOR PUBLIC STREET, RECORDED OCTOBER 16, 1925 AS DOCUMENT NUMBER 9067934, BOUNDED AND DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE WEST LINE OF PERRY AVENUE, SAID WEST LINE BEING 551 FEET EASTERLY OF AND PARALLEL TO THE WEST LINE OF THE SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, ALSO SAID POINT BEING 658.08 FEET SOUTHERLY OF THE NORTH LINE OF SAID SOUTHEAST QUARTER OF SECTION 33; THENCE EASTWARDLY ON A LINE THAT IS 658.08 FEET SOUTHERLY OF AND PARALLEL TO THE NORTH LINE OF THE SOUTHEAST QUARTER OF SECTION 33, A DISTANCE OF 66 FEET TO A POINT ON A LINE THAT IS 617 FEET EASTERLY OF AND PARALLEL TO THE WEST LINE OF THE SOUTHEAST QUARTER OF
SECTION 33; THENCE SOUTHERLY ON THE LAST DESCRIBED LINE, A DISTANCE OF 160 FEET TO A POINT 818.08 FEET SOUTHERLY OF SAID NORTH LINE OF THE SOUTHEAST QUARTER OF
SECTION 33; THENCE WESTERLY ON A STRAIGHT LINE A DISTANCE OF 70.09 FEET MORE OR LESS TO A POINT ON THE WEST LINE OF SAID PERRY AVENUE, SAID POINT BEING 136.50 FEET SOUTHERLY (AS MEASURED ON THE WEST LINE OF SAID PERRY AVENUE) OF THE POINT OF BEGINNING; THENCE NORTHERLY A DISTANCE OF 136.50 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

ALSO

                                                             Riverdale, Illinois
                                                                       Tract 292



PARCEL 3

AN IRREGULAR PARCEL OF LAND SITUATED IN THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 33, TOWNSHIP 37 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, AND IN BLOCK 20 IN OWNERS SUBDIVISION IN THE SOUTHEAST QUARTER OF SAID SECTION 33, TOWNSHIP 37 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, LOCATED IN THE VILLAGE OF RIVERDALE DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WEST LINE OF PERRY AVENUE AS DEDICATED OCTOBER 16, 1925. SAID WEST LINE BEING 551 FEET EASTERLY OF AND PARALLEL TO THE WEST LINE OF SAID SOUTHEAST QUARTER OF SECTION 33, SAID POINT BEING 658.08 FEET SOUTHERLY OF THE NORTH LINE OF SAID SOUTHEAST QUARTER OF SECTION 33; THENCE SOUTHWARDLY ALONG SAID WEST LINE OF PERRY AVENUE A DISTANCE OF 136.5 FEET; THENCE NORTHWESTWARDLY ON A STRAIGHT LINE 77.85 FEET TO A POINT 73.35 FEET WESTERLY OF THE SAID WEST LINE OF PERRY AVENUE AND 768.49 FEET SOUTHERLY OF SAID NORTH LINE OF SAID SOUTHEAST QUARTER OF SECTION 33; THENCE NORTHWESTWARDLY ON A CURVED LINE WITH A RADIUS OF 1910 FEET CONVEX TO THE NORTHEAST A DISTANCE OF 652.6 FEET MORE OR LESS TO A POINT ON THE NORTHERLY PROPERTY LINE OF THE BALTIMORE AND OHIO CHICAGO TERMINAL RAILROAD COMPANY IN THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 33, SAID POINT BEING 162.40 FEET WESTERLY FROM THE WEST LINE OF THE SOUTHEAST QUARTER OF SECTION 33, SAID NORTHERLY PROPERTY LINE BEING ALSO THE SOUTH LINE OF ACME FOREST VIEW SUBDIVISION, SAID CURVED LINE INTERSECTING THE SAID WEST LINE OF THE SOUTHEAST QUARTER OF SECTION 33, 665.0 FEET SOUTHERLY OF THE SAID NORTH LINE OF THE SOUTHEAST QUARTER OF SECTION 33; THENCE EASTWARDLY FROM THE LAST DESCRIBED POINT AND ALONG THE SAID NORTHERLY PROPERTY LINE OF THE BALTIMORE AND OHIO CHICAGO TERMINAL RAILROAD COMPANY
162.40 FEET TO A POINT ON THE SAID WEST LINE OF THE SOUTHEAST QUARTER OF
SECTION 33; SAID POINT BEING 658.08 FEET SOUTHERLY OF THE SAID NORTH LINE OF THE SOUTHEAST QUARTER OF SECTION 33; THENCE CONTINUING EASTWARDLY ON A LINE THAT IS 658.08 FEET SOUTHERLY OF AND PARALLEL TO SAID NORTH LINE OF THE SOUTHEAST QUARTER OF SECTION 33, A DISTANCE OF 551 FEET TO THE PLACE OF BEGINNING.

                                                             Riverdale, Illinois
                                                                       Tract 292



ALSO

PARCEL 4

AN IRREGULAR PARCEL OF LAND IN BLOCKS 20 AND 21 IN OWNERS SUBDIVISION IN THE SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 37 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE EAST LINE OF PERRY AVENUE AS DEDICATED
OCTOBER 16, 1925, SAID EAST LINE OF STREET BEING 617 FEET EASTERLY OF AND PARALLEL TO THE WEST LINE OF SAID SOUTHEAST QUARTER OF SECTION 33, SAID POINT OF BEGINNING BEING 658.08 FEET SOUTH OF THE NORTH LINE OF SAID SOUTHEAST QUARTER OF SAID SECTION 33, THENCE EASTWARDLY ON A STRAIGHT LINE PARALLEL WITH AND 658.08 FEET BY RECTANGULAR MEASUREMENT SOUTH OF THE SAID NORTH LINE OF SAID SOUTHEAST QUARTER OF SECTION 33, A DISTANCE OF 310.8 FEET MORE OR LESS TO A POINT ON THE SOUTHWESTERLY LINE OF THE PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILROAD'S 100 FOOT RIGHT OF WAY; THENCE SOUTHEASTWARDLY ALONG THE SAID SOUTHWESTERLY LINE OF THE PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILROAD, A DISTANCE OF 476.00 FEET, THENCE NORTHWESTWARDLY ON A STRAIGHT LINE 640.7 FEET MORE OR LESS TO A POINT ON THE SAID EAST LINE OF PERRY AVENUE 818.08 FEET SOUTH OF SAID NORTH LINE OF THE SOUTHEAST QUARTER OF SECTION 33; THENCE NORTHWESTWARDLY ALONG SAID EAST LINE OF PERRY AVENUE 160 FEET TO POINT OF BEGINNING ALL IN RIVERDALE;

(EXCEPTING THEREFROM THAT PART THEREOF DESCRIBED AS FOLLOWS:)

BEGINNING AT A POINT ON THE SOUTHWESTERLY LINE OF 100 FOOT RIGHT OF WAY OF PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILROAD, WHICH IS 476 FEET (MEASURED ALONG SAID SOUTHWESTERLY RIGHT OF WAY LINE) SOUTHEAST FROM THE POINT OF INTERSECTION OF SAID SOUTHWESTERLY RIGHT OF WAY LINE WITH A LINE 658.08 FEET (BY RECTANGULAR MEASUREMENT) SOUTH OF AND PARALLEL WITH THE NORTH LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 33 AND RUNNING THENCE NORTHWESTWARDLY ALONG A STRAIGHT LINE (WHICH LINE IF EXTENDED WOULD

                                                             Riverdale, Illinois
                                                                       Tract 292



INTERSECT A LINE 617 FEET EASTERLY FROM AND PARALLEL WITH THE WEST LINE OF SAID SOUTHEAST QUARTER OF SECTION 33 AT A POINT 818.08 FEET SOUTH OF THE NORTH LINE OF SAID SOUTHEAST QUARTER) A DISTANCE OF 106.67 FEET TO A POINT; THENCE NORTHEASTWARDLY ALONG A STRAIGHT LINE A DISTANCE OF 64.62 FEET MORE OR LESS TO A POINT ON SAID SOUTHWESTERLY RIGHT OF WAY LINE OF THE PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILROAD; THENCE SOUTHEASTWARDLY ALONG SAID SOUTHWESTERLY RIGHT OF WAY LINE OF THE PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILROAD A DISTANCE OF 120.09 FEET TO THE PLACE OF BEGINNING.

ALSO

PARCEL 5

LOTS 1 THROUGH 3, 6 THROUGH 10 IN ACME FOREST VIEW SUBDIVISION OF THE NORTH 20 ACRES OF THE EAST 1/2 OF THE SOUTH WEST 1/4 OF SECTION 33, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

ALSO

THAT PART OF THE NORTH 20 ACRES OF THE EAST  1/2 OF THE SOUTHWEST 1/4 OF
SECTION 33, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN (EXCEPTING THEREFROM THE NORTH 33 FEET THEREOF) LYING EAST OF THE WEST LINE OF SCHOOL STREET (66 FEET WIDE) AND SAID WEST LINE EXTENDED SOUTHERLY TO THE SOUTH LINE OF ACME AVENUE AND LYING EAST OF THE WEST LINE OF LOT 104 IN ACME FOREST VIEW SUBDIVISION OF THE NORTH 20 ACRES OF THE EAST 1/2 OF THE SOUTHWEST 1/4 OF
SECTION 33, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, SOUTH OF THE INDIAN BOUNDARY LINE, AND LYING WEST OF THE WEST LINE OF THE 16 FOOT PUBLIC ALLEY (LYING IMMEDIATELY EAST OF AND ADJOINING LOTS 12 THROUGH 22 IN SAID SUBDIVISION) AND SAID WEST ALLEY LINE EXTENDED SOUTHERLY TO THE SOUTH LINE OF ACME AVENUE IN SAID SUBDIVISION, AND LYING SOUTH OF THE SOUTH LINE OF ACME AVENUE AND SAID SOUTH LINE EXTENDED EASTERLY

                                                             Riverdale, Illinois
                                                                       Tract 292



TO THE EAST LINE OF THE SOUTHWEST 1/4 OF SAID SECTION 33, ALL IN COOK COUNTY, ILLINOIS.

ALSO

THAT PART OF THE NORTH 20 ACRES OF THE EAST  1/2 OF THE SOUTHWEST 1/4 OF
SECTION 33, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN LYING WEST OF THE WEST LINE OF SCHOOL STREET (66 FEET WIDE) AND LYING WEST OF THE WEST LINE OF LOT 104 IN ACME FOREST VIEW SUBDIVISION OF THE NORTH 20 ACRES OF THE EAST 1/2 OF THE SOUTH 1/4 OF SECTION 33, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, SOUTH OF THE INDIAN BOUNDARY LINE, IN COOK COUNTY, ILLINOIS.

ALSO

PARCEL 6

THE NORTH 1/2 OF THE NORTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 33, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN (EXCEPTING THEREFROM THE WEST 208.00 FEET THEREOF) AND (EXCEPTING THEREFROM THE NORTH
33.00 FEET THEREOF), IN COOK COUNTY, ILLINOIS.

ALSO

PARCEL 7

THAT PART OF SECTIONS 28 AND 33, TOWNSHIP 37 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS, TO WIT:

BEGINNING AT A POINT ON THE NORTH AND SOUTH CENTER LINE OF SECTION 33; LYING SOUTH OF THE INDIAN BOUNDARY LINE, WHERE THE NORTHEASTERLY LINE OF RIGHT OF WAY LINE OF THE PITTSBURGH AND CINCINNATI AND CHICAGO AND ST. LOUIS RAILWAY COMPANY, INTERSECTS SAID NORTH AND SOUTH CENTER LINE OF SAID SECTION 33, WHICH POINT IS 689.91 FEET NORTH OF THE CENTER OF SAID SECTION; RUNNING THENCE

                                                             Riverdale, Illinois
                                                                       Tract 292



NORTHWESTERLY ALONG THE NORTHEASTERLY LINE OF THE RIGHT OF WAY OF THE SAID PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILWAY COMPANY, 1704.52 FEET MORE OR LESS TO THE MIDDLE OF THE CALUMET RIVER; THENCE FOLLOWING THE MIDDLE OF SAID RIVER NORTHEASTERLY, EASTERLY, SOUTHEASTERLY, SOUTHERLY, SOUTHWESTERLY, SOUTHERLY, SOUTHEASTERLY AND EASTERLY TO THE NORTHWESTERLY LINE OF THE RIGHT OF WAY OF THE ILLINOIS CENTRAL RAILROAD COMPANY; THENCE SOUTHWESTERLY ALONG THE NORTHWESTERLY LINE OF THE RIGHT OF WAY OF SAID ILLINOIS CENTRAL RAILROAD COMPANY, 521.32 FEET MORE OR LESS TO A POINT WHERE THE NORTHEASTERLY LINE OF THE RIGHT OF WAY OF THE PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILWAY COMPANY INTERSECTS THE NORTHWESTERLY LINE OF THE RIGHT OF WAY OF THE SAID ILLINOIS CENTRAL RAILROAD COMPANY; THENCE NORTHWESTERLY ALONG THE NORTHEASTERLY LINE OF THE RIGHT OF WAY OF THE SAID PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILWAY COMPANY, 2123.48 FEET TO THE PLACE OF BEGINNING.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PARCELS OF REAL ESTATE:

(1) A STRIP OF LAND 50 FEET WIDE LOCATED IN THE SOUTHEAST 1/4 OF SECTION 33, TOWNSHIP 37 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING ON THE WESTERLY SIDE OF AND ADJOINING THE 200 FOOT RIGHT OF WAY OF THE ILLINOIS CENTRAL RAILROAD COMPANY BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE WESTERLY LINE OF THE ILLINOIS CENTRAL RAILROAD COMPANY'S RIGHT OF WAY WITH THE NORTHERLY LINE OF THE RIGHT OF WAY OF THE PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILROAD COMPANY AND RUNNING THENCE WESTERLY ALONG SAID NORTHERLY RIGHT OF WAY LINE TO A POINT 50 FEET WESTERLY FROM THE WESTERLY LINE OF THE ILLINOIS CENTRAL RAILROAD COMPANY, RIGHT OF WAY MEASURED PERPENDICULARLY THERETO, THENCE NORTHERLY PARALLEL TO THE RIGHT OF WAY OF THE ILLINOIS CENTRAL RAILROAD COMPANY TO THE CALUMET RIVER; THENCE EAST ALONG CALUMET RIVER 50 FEET MORE OR LESS TO THE WESTERLY LINE OF THE ILLINOIS CENTRAL RAILROAD COMPANY'S 200 FEET RIGHT OF WAY, THENCE SOUTHERLY ALONG SAID WESTERLY LINE OF RIGHT OF WAY TO THE PLACE OF BEGINNING.

                                                             Riverdale, Illinois
                                                                       Tract 292



(2) THAT PART OF THE SOUTHEAST 1/4 OF SECTION 33, TOWNSHIP 37 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, (SOUTH OF THE INDIAN BOUNDARY LINE) DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE NORTHEASTERLY LINE OF THE 100 FOOT RIGHT OF WAY OF THE PENNSYLVANIA RAILROAD (FORMERLY THE PITTSBURGH CINCINNATI CHICAGO AND ST. LOUIS RAILROAD COMPANY) WITH A LINE 50 FEET (MEASURED PERPENDICULARLY) NORTHWESTERLY FROM AND PARALLEL WITH THE NORTHWESTERLY LINE OF THE 200 FOOT RIGHT OF WAY OF THE ILLINOIS CENTRAL RAILROAD COMPANY AND RUNNING THENCE NORTHEASTWARDLY ALONG THE ABOVE MENTIONED PARALLEL LINE A DISTANCE OF 387.45 FEET THENCE SOUTHWESTWARDLY A DISTANCE OF
193.96 FEET TO A POINT 146.98 FEET (MEASURED PERPENDICULARLY) NORTHWESTERLY FROM SAID NORTHWESTERLY RIGHT OF WAY LINE OF THE ILLINOIS CENTRAL RAILROAD COMPANY; THENCE SOUTHWESTERLY A DISTANCE OF 160.75 FEET TO A POINT ON SAID NORTHEASTERLY LINE OF THE 100 FOOT RIGHT OF WAY OF THE PENNSYLVANIA RAILROAD WHICH IS 151.84 FEET (MEASURED PERPENDICULARLY) NORTHWESTERLY FROM SAID NORTHWESTERLY RIGHT OF WAY LINE OF THE ILLINOIS CENTRAL RAILROAD COMPANY AND THENCE SOUTHEASTWARDLY ALONG SAID NORTHEASTERLY RIGHT OF WAY LINE A DISTANCE OF
117.59 FEET TO THE PLACE OF BEGINNING), IN COOK COUNTY, ILLINOIS.

PARCEL 8

THAT PART OF THE CONSOLIDATED RAIL CORPORATION (FORMERLY THE PENNSYLVANIA RAILROAD ORIGINAL) 100 FOOT WIDE RIGHT OF WAY IN SECTION 33, SOUTH OF THE INDIAN BOUNDARY LINE, IN TOWNSHIP 37 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, WHICH LIES SOUTH OF THE GOVERNMENT'S SOUTHERLY CHANNEL LINE OR EXTENSION THEREOF, IN THE LITTLE CALUMET RIVER, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHERLY LINE OF SAID RIGHT OF WAY, WHICH IS 80.24 FEET SOUTH OF SAID SOUTHERLY CHANNEL LINE; THENCE SOUTH 81 DEGREES, 26 MINUTES, 40 SECONDS EAST, ALONG SAID NORTHERLY LINE 89.12 FEET TO A POINT OF CURVE; THENCE SOUTHEASTERLY ALONG SAID NORTHERLY LINE WHICH IS THE ARC OF A CIRCLE, CONVEX TO THE

                                                             Riverdale, Illinois
                                                                       Tract 292


SOUTHWEST, HAVING A RADIUS OF 3,994.51 FEET, A DISTANCE OF 596.47 FEET TO A POINT OF TANGENCY; THENCE SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS EAST, ALONG SAID NORTHERLY LINE, A DISTANCE OF 1,763.55 FEET; THENCE SOUTH 00 DEGREES, 00 MINUTES, 00 SECONDS WEST, A DISTANCE OF 27.97 FEET; THENCE NORTH 87 DEGREES, 17 MINUTES, 24 SECONDS WEST, A DISTANCE OF 60.07 FEET; THENCE SOUTH 85 DEGREES, 55 MINUTES, 43 SECONDS WEST A DISTANCE OF 68.17 FEET; THENCE SOUTH 82 DEGREES, 50 MINUTES, 46 SECONDS WEST, A DISTANCE OF 205.01 FEET; THENCE SOUTH 80 DEGREES, 55 MINUTES, 47 SECONDS WEST, A DISTANCE OF 19.22 FEET; THENCE SOUTH 88 DEGREES, 34 MINUTES, 14 SECONDS WEST, A DISTANCE OF 123.07 FEET; THENCE SOUTH 86 DEGREES, 40 MINUTES, 53 SECONDS WEST, A DISTANCE OF 93.29 FEET; THENCE NORTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST ALONG A LINE 67.00 FEET SOUTHERLY OF AND PARALLEL WITH SAID NORTHERLY RIGHT OF WAY LINE, A DISTANCE OF 1,158.00 FEET; THENCE SOUTH 83 DEGREES, 42 MINUTES, 04 SECONDS WEST, A DISTANCE OF 120.34 FEET; THENCE SOUTH 88 DEGREES, 21 MINUTES, 26 SECONDS WEST, A DISTANCE OF 77.33 FEET; THENCE NORTH 66 DEGREES, 17 MINUTES, 40 SECONDS, A DISTANCE OF 54.32 FEET; THENCE SOUTH 88 DEGREES, 02 MINUTES, 18 SECONDS WEST, A DISTANCE OF
112.22 FEET; THENCE NORTH 89 DEGREES, 48 MINUTES, 58 SECONDS WEST, A DISTANCE OF 86.68 FEET; THENCE NORTH 81 DEGREES, 26 MINUTES, 40 SECONDS WEST, ALONG A LINE 80.00 FEET SOUTHERLY OF AND PARALLEL WITH SAID NORTHERLY LINE, A DISTANCE OF 284.83 FEET; THENCE NORTH 04 DEGREES, 07 MINUTES, 03 SECONDS EAST, A DISTANCE OF 80.24 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.


                            13500 South Perry Avenue
                              Riverdale, Illinois

                                                             Riverdale, Illinois
                                                                       Tract 292



                           Tax Identification Numbers


   1.      25-28-426-002
   2.      25-28-429-001
   3.      25-33-200-001
   4.      25-33-306-024
   5.      25-33-306-025
   6.      25-33-307-014
   7.      25-33-307-018
   8.      25-33-307-019
   9.      25-33-307-020
  10.      25-33-307-023
  11.      25-33-307-024
  12.      25-33-309-034
  13.      25-33-310-012
  14.      25-33-400-001
  15.      25-33-400-002
  16.      25-33-400-012
  17.      25-33-400-014
  18.      25-33-400-024
  19.      25-33-306-003
  20.      25-33-306-004
  21.      25-33-306-005
  22.      25-33-306-006

                                                             Riverdale, Illinois
                                                                       Tract 292



  23.      25-33-306-007
  24.      25-33-306-023
  25.      25-33-307-010
  26.      25-33-307-011
  27.      25-33-310-008
  28.      25-33-307-021
  29.      25-33-307-017
  30.      25-33-500-011

                                                               Chicago, Illinois
                                                       Main Parcels - Tract 292B



                              SCHEDULE A CONTINUED

PARCEL 1:

THAT PART OF SECTION 18, TOWNSHIP 37 NORTH, RANGE 15 EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS: BEGINNING AT A POINT WHICH IS 1500 FEET NORTH OF THE CENTER LINE OF EAST 111TH STREET (NOW VACATED) AND 121.80 FEET WEST OF THE WEST LINE OF BURLEY AVENUE; THENCE NORTH 0 DEGREES 21 MINUTES 13 SECONDS EAST, 1025.17 FEET PARALLEL TO THE WEST LINE OF SOUTH BURLEY AVENUE TO A POINT ON THE NORTHWESTERLY RIGHT OF WAY LINE OF THE SOUTH CHICAGO AND SOUTHERN RAILROAD COMPANY AS CONVEYED BY DOCUMENT DATED SEPTEMBER 1, 1887 AND RECORDED JANUARY 25, 1888 IN THE RECORDERS OFFICE OF COOK COUNTY, ILLINOIS AS DOCUMENT NUMBER 916702; THENCE ALONG THE NORTHWESTERLY RIGHT OF WAY LINE OF SAID RAILROAD TO THE NORTH LINE OF LOT 3 OF MC REYNOLDS ELEVATOR SUBDIVISION OF PART OF THE NORTHWEST 1/4 OF THE NORTHEAST 1/4 OF SECTION 18, AFORESAID, LYING EAST OF THE CALUMET RIVER; THENCE WEST ALONG THE NORTH LINE OF SAID LOT 3 TO THE EASTERLY DOCK LINE OF THE CALUMET RIVER (AS SAID LINE IS SHOWN ON GOVERNMENT SURVEY MAP THEREOF RECORDED MAY 17, 1889 IN BOOK 39 OF PLATS, PAGES 1 TO 9); THENCE SOUTHWESTERLY, SOUTHERLY AND SOUTHEASTERLY ALONG SAID EASTERLY DOCK LINE TO THE CENTER OF EAST 111TH STREET (NOW VACATED); THENCE EASTERLY ALONG THE CENTER OF SAID EAST 111TH STREET TO A POINT WHICH IS
456.20 FEET WEST OF THE WEST LINE OF BURLEY AVENUE; THENCE NORTHEASTERLY ALONG A CURVED LINE WITH A RADIUS OF 400 FEET CONVEX TO THE SOUTHEAST, AN ARC DISTANCE OF 484.63 FEET TO A POINT OF TANGENCY, SAID POINT BEING 376.02 FEET NORTH OF THE CENTER LINE OF EAST 111TH STREET (NOW VACATED); THENCE NORTH 0 DEGREES 21 MINUTES 13 SECONDS EAST ALONG THE LINE THAT IS TANGENT TO THE LAST DESCRIBED CURVE, A DISTANCE OF 673.98 FEET TO A POINT THAT IS 1050.0 FEET NORTH OF THE CENTER LINE OF EAST 111TH STREET (NOW VACATED) MEASURED ALONG THE LAST DESCRIBED COURSE; THENCE NORTH 9 DEGREES 49 MINUTES 33 SECONDS EAST, A DISTANCE OF 455.76 FEET TO THE POINT OF BEGINNING, (EXCEPTING FROM THE ABOVE DESCRIBED PROPERTY ALL THAT PART OF THE ABOVE DESCRIBED PROPERTY LYING NORTHWESTERLY, NORTHERLY AND NORTHEASTERLY OF THE SOUTHEASTERLY, SOUTHERLY AND SOUTHWESTERLY

                                                               Chicago, Illinois
                                                       Main Parcels - Tract 292B

PROPERTY LINES AS DESCRIBED AS PARCELS A AND B IN DOCUMENT 88081403, RECORDED FEBRUARY 25, 1988, ALSO EXCEPTING THEREFROM THAT PART OF THE NORTHEAST 1/4 OF SAID SECTION 18 LYING NORTH OF THE FOLLOWING DESCRIBED LINE: COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST 1/4 OF THE NORTHEAST 1/4 OF SAID SECTION 18; THENCE NORTH 0 DEGREES 14 MINUTES 58 SECONDS WEST ALONG THE WEST LINE OF THE NORTHWEST 1/4 OF THE NORTHEAST 1/4 OF SAID SECTION 18, A DISTANCE OF 8.58 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89 DEGREES 18 MINUTES 29 SECONDS EAST, A DISTANCE OF 42.42 FEET, MORE OR LESS, TO A POINT ON THE MOST WESTERLY LIMITS OF PARCEL 5 (TRACT B) AS DESCRIBED IN DOCUMENT 88081403, RECORDED ON FEBRUARY 25, 1988), IN COOK COUNTY, ILLINOIS.

                           10730 South Burley Avenue
                           Chicago, Illinois   60617


PARCEL 2

THAT PART OF THE SOUTH 1/2 OF SECTION 18, TOWNSHIP 37 NORTH, RANGE 15 EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE CENTER LINE OF EAST 111TH STREET (NOW VACATED), A DISTANCE OF
456.20 FEET WEST OF THE WEST LINE OF SOUTH BURLEY AVENUE; THENCE SOUTH 84 DEGREES 52 MINUTES 7 SECONDS WEST, A DISTANCE OF 1273.04 FEET TO A POINT ON THE EASTERLY CHANNEL LINE OF THE CALUMET RIVER AS ESTABLISHED BY THE SURVEY OF THE UNITED STATES ENGINEERS OFFICE WAR DEPARTMENT (AS SHOWN ON SHEET NUMBER 6 DATED MARCH 1939 AND SHEET NUMBER 7 DATED MARCH 1938) TITLED: "CONTROL SURVEY CALUMET RIVER"; THENCE NORTH 0 DEGREES 39 MINUTES 3 SECONDS WEST ALONG SAID EASTERLY CHANNEL LINE OF SAID RIVER, A DISTANCE OF 129.26 FEET TO THE POINT OF INTERSECTION OF THE CENTER LINE OF EAST 111TH STREET (NOW VACATED) WITH SAID EASTERLY CHANNEL LINE OF SAID RIVER; THENCE SOUTH 89 DEGREES 18 MINUTES 20 SECONDS EAST ALONG THE CENTER LINE OF SAID EAST 111TH STREET (NOW VACATED), A DISTANCE OF 1269.56 FEET TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

                           10730 South Burley Avenue
                            Chicago, Illinois 60617

                                                               Chicago, Illinois
                                                       Main Parcels - Tract 292B



PARCEL 3

THAT PART OF THE SOUTH 778.66 FEET OF THAT PART OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, TOWNSHIP 37 NORTH, RANGE 15, EAST OF THE THIRD PRINCIPAL MERIDIAN LYING WESTERLY OF THE WESTERLY LINE OF THE CALUMET RIVER AS SAID WESTERLY LINE IS ESTABLISHED BY THE UNITED STATES GOVERNMENT SURVEY AND SHOWN ON THE PLAT RECORDED MAY 17, 1889 AS DOCUMENT 1102284 IN BOOK 39 OF PLATS, PAGES 1 TO 9, BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT A POINT ON THE SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, 724.54 FEET EAST OF (AS MEASURED ON SAID SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE SOUTH 89 DEGREES 49 MINUTES 21 SECONDS EAST ON THE SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18; A DISTANCE OF 348.56 FEET TO THE POINT OF BEGINNING, THENCE NORTH 46 DEGREES 50 MINUTES 14 SECONDS EAST ON A STRAIGHT LINE, A DISTANCE OF 1134.54 FEET TO A POINT ON THE NORTH LINE OF SAID SOUTH
778.66 FEET; THENCE SOUTH 89 DEGREES 49 MINUTES 21 SECONDS EAST ON SAID 778.66 FOOT LINE, A DISTANCE OF 24.28 FEET TO THE WESTERLY LINE OF THE CALUMET RIVER AS ESTABLISHED BY THE UNITED STATES GOVERNMENT SURVEY AFORESAID; THENCE SOUTH 34 DEGREES 53 MINUTES 52 SECONDS EAST ON THE WESTERLY LINE OF THE CALUMET RIVER AS ESTABLISHED BY THE UNITED STATES GOVERNMENT SURVEY AFORESAID, A DISTANCE OF
84.20 FEET; THENCE SOUTH 46 DEGREES 50 MINUTES 14 SECONDS WEST, A DISTANCE OF 1034.12 FEET TO A POINT ON THE SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, SAID POINT BEING 1218.80 FEET EAST OF (AS MEASURED ON SAID SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE NORTH 89 DEGREES 49 MINUTES 21 SECONDS WEST ON THE SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF
SECTION 18, A DISTANCE OF 145.70 FEET TO THE POINT OF BEGINNING (EXCEPTING THEREFROM THE SOUTH 33.00 FEET THEREOF) IN COOK COUNTY, ILLINOIS.

ALSO

                                                               Chicago, Illinois
                                                       Main Parcels - Tract 292B


THAT PART OF THE SOUTH 83.00 FEET OF THE NORTH  1/2 OF THE SOUTHWEST 1/4 OF
SECTION 18, TOWNSHIP 37 NORTH, RANGE 15, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING WEST OF A LINE DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, 724.54 FEET EAST OF (AS MEASURED ON SAID SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF
SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE NORTH 00 DEGREES 05 MINUTES 07 SECONDS EAST ON A STRAIGHT LINE TO A POINT ON THE NORTH LINE OF THE SOUTH 778.66 FEET OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, SAID POINT BEING 732.89 FEET (MEASURED ON SAID NORTH LINE) EAST OF THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18, AND LYING EAST OF A LINE DESCRIBED AS
FOLLOWS: BEGINNING AT A POINT ON THE SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, 300.72 FEET EAST OF (MEASURED ON SAID SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE NORTHWESTERLY ON A STRAIGHT LINE TO A POINT
245.50 FEET EAST OF THE WEST LINE AND 386.79 FEET NORTH OF THE SOUTH LINE (MEASURED AT RIGHT ANGLES TO AND PARALLEL WITH SAID WEST LINE) OF THE NORTH
1/2 OF THE SOUTHWEST 1/4 OF SECTIONS 18, IN COOK COUNTY, ILLINOIS.

ALSO

THE SOUTH 33.00 FEET OF THAT PART OF THE NORTH  1/2 OF THE SOUTHWEST 1/4 OF
SECTION 18, TOWNSHIP 37 NORTH, RANGE 15, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING WESTERLY OF THE WESTERLY LINE OF THE CALUMET RIVER, AS SAID WESTERLY LINE IS ESTABLISHED BY THE UNITED STATES GOVERNMENT SURVEY AND SHOWN ON THE PLAT RECORDED MAY 17, 1889 AS DOCUMENT 1102284 IN BOOK 39 OF PLATS, PAGES 1 TO 9 AND LYING EAST OF A LINE DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, 724.54 FEET EAST OF (AS MEASURED ON SAID SOUTH LINE OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF
SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE NORTH 00 DEGREES 05 MINUTES 07 SECONDS EAST ON A STRAIGHT LINE TO A POINT ON THE NORTH LINE OF THE SOUTH 778.66 FEET OF THE NORTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, SAID POINT BEING 732.89 FEET (MEASURED ON SAID NORTH LINE) EAST OF THE

                                                               Chicago, Illinois
                                                       Main Parcels - Tract 292B



WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18, IN COOK COUNTY, ILLINOIS.

ALSO

ALL THAT PART OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 18, TOWNSHIP 37 NORTH, RANGE 15, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING EAST OF A LINE PARALLEL TO AND DISTANT 505 FEET EAST OF THE WEST LINE OF SECTION 18 AND LYING NORTHWEST OF THE FOLLOWING DESCRIBED LINE: BEGINNING AT A POINT ON THE EAST LINE OF THE WEST 505 FEET AFORESAID, SAID POINT BEING 529.98 FEET SOUTH OF THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SAID SECTION 18, SAID EAST LINE OF THE WEST 505 FEET HAVING A BEARING OF NORTH 00 DEGREES 31 MINUTES 45 SECONDS WEST; THENCE NORTH 46 DEGREES 50 MINUTES 14 SECONDS EAST, A DISTANCE OF 772.13 FEET TO A POINT ON THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 18, SAID POINT BEING 1073.10 FEET EAST OF (AS MEASURED ON THE NORTH LINE OF THE SOUTHWEST 1/4 OF SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18, SAID POINT ALSO BEING 568.10 FEET EAST OF THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

ALSO

THAT PART OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 18, TOWNSHIP 37 NORTH, RANGE 15, EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS
FOLLOWS: BEGINNING AT A POINT ON THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 18, 1073.10 FEET EAST OF (AS MEASURED ON THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE SOUTH 89 DEGREES 49 MINUTES 21 SECONDS EAST ON THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 18,
145.70 FEET; THENCE SOUTH 46 DEGREES 50 MINUTES 14 SECONDS WEST, 902.19 FEET TO A POINT ON A LINE 555 FEET EAST OF (AS MEASURED ON THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE SOUTH 00 DEGREES 31 MINUTES 45 SECONDS

                                                               Chicago, Illinois
                                                      Main Parcels -- Tract 292B



EAST OF SAID LINE 555 FEET EAST OF THE WEST LINE OF THE SOUTHWEST 1/4 OF
SECTION 18, 702.65 FEET TO THE SOUTH LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE NORTH 89 DEGREES 47 MINUTES 35 SECONDS WEST ON THE SOUTH LINE OF THE SOUTHWEST 1/4 OF SECTION 18, 50.0 FEET TO A POINT ON A LINE 505 FEET EAST OF (AS MEASURED ON THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF
SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE NORTH 00 DEGREES 31 MINUTES 45 SECONDS WEST ON SAID LINE 505 FEET EAST OF THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18, 791.90 FEET TO A POINT 529.98 FEET SOUTH OF THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE NORTH 46 DEGREES 50 MINUTES 14 SECONDS EAST, 772.13 FEET TO THE POINT OF BEGINNING (EXCEPTING THEREFROM THE SOUTH 33 FEET THEREOF) IN COOK COUNTY, ILLINOIS.

ALSO

THAT PART OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, TOWNSHIP 37 NORTH, RANGE 15 EAST OF THE THIRD PRINCIPAL MERIDIAN IN COOK COUNTY, ILLINOIS LYING WESTERLY OF THE WESTERLY LINE OF THE CALUMET RIVER AS SAID WESTERLY LINE IS ESTABLISHED BY THE UNITED STATES GOVERNMENT SURVEY AND SHOWN ON THE PLAT RECORDED MAY 17, 1889 AS DOCUMENT 1102284 IN BOOK 39 OF PLATS, PAGES 1 TO 9, AND LYING EAST AND SOUTHEASTERLY OF THE FOLLOWING DESCRIBED LINE: BEGINNING AT A POINT ON THE NORTH LINE OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18, 1218.80 FEET EAST OF (AS MEASURED ON THE NORTH LINE OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18. SAID NORTH LINE OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 18 HAVING A BEARING OF SOUTH 89 DEGREES 49 MINUTES 21 SECONDS EAST; THENCE SOUTH 46 DEGREES 50 MINUTES 14 SECONDS WEST, 902.19 FEET TO A POINT ON A LINE 555 FEET OF (AS MEASURED ON THE NORTH LINE OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION
18), THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18; THENCE SOUTH 00 DEGREES 31 MINUTES 45 SECONDS EAST ON SAID LINE 555 FEET EAST OF THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 18, 702.65 FEET TO THE SOUTH LINE OF THE SOUTHWEST 1/4 OF SECTION 18, (EXCEPTING THEREFROM THE SOUTH 33 FEET OF THAT PART OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 LYING EAST OF THE

Chicago, Illinois                                            Main Parcels - 292B



WEST 555 FEET THEREOF, AND LYING WEST OF A LINE 837 FEET EAST OF THE WEST LINE OF THE SOUTHWEST 1/4) IN COOK COUNTY, ILLINOIS.

PARCEL 4

THE EAST 1/2 OF THE SOUTHEAST 1/4 OF SECTION 13, LYING SOUTH OF THE INDIAN BOUNDARY LINE, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, (EXCEPTING THEREFROM, ALL RAILROAD RIGHTS OF WAY NOW LAID OUT AND EXISTING ACROSS SAID PREMISES; ALSO EXCEPTING THEREFROM, THAT CERTAIN TRACT OF LAND LOCATED AT THE SOUTHWEST CORNER OF 110TH STREET AND TORRENCE AVENUE, BEING DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF THE 110TH STREET AND TORRENCE AVENUE; THENCE SOUTH ON THE WEST LINE OF TORRENCE AVENUE; A DISTANCE OF 600.19 FEET; THENCE WEST 274 FEET 4 INCHES, MORE OR LESS, TO THE NORTHEASTERLY LINE OF THE RIGHT OF WAY OF THE CHICAGO AND WESTERN INDIANA RAILROAD; THENCE NORTHWESTERLY ON THE NORTHEASTERLY LINE OF SAID RIGHT OF WAY, A DISTANCE OF 714 FEET AND 4 INCHES, MORE OF LESS, TO THE SOUTH LINE OF 110TH STREET; THENCE EAST ON THE SOUTH LINE OF 110TH STREET, A DISTANCE OF 665 FEET, MORE OR LESS, TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 5

THE NORTHEAST 1/4 OF THE NORTHEAST 1/4 (EXCEPT THE WEST 33 FEET THEREOF) OF
SECTION 24, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.


                              11236 South Torrence
                            Chicago, Illinois 60617

                                                               Chicago, Illinois
                                                       Main Parcels - Tract 292B



                           Tax Identification Numbers


   1.      25-13-400-008
   2.      25-18-200-019
   3.      25-18-200-020
   4.      25-18-200-021
   5.      25-24-201-001
   6.      26-18-100-005
   7.      26-18-200-007
   8.      26-18-200-009
   9.      26-18-200-011
  10.      26-18-200-013
  11.      26-18-210-021
  12.      26-18-210-023
  13.      26-18-300-019
  14.      26-18-300-023
  15.      26-18-300-024
  16.      26-18-300-026
  17.      26-18-301-006
  18.      26-18-301-010
  19.      26-18-301-011
  20.      26-18-400-003
  21.      26-18-402-005
  22.      26-18-408-005
  23.      26-18-500-003

                                                               Chicago, Illinois
                                                      Main Parcels -- Tract 292B



  24.      25-13-400-008

                                                               Chicago, Illinois
                                                 Additional Parcel -- Tract 292E



                              SCHEDULE A CONTINUED



PARCEL 1:

A PARCEL OF LAND 30 FEET IN WIDTH LOCATED IN THE SOUTHEAST 1/4 (SOUTH OF THE INDIAN BOUNDARY LINE) OF SECTION 13, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, COOK COUNTY, ILLINOIS, AND MORE PARTICULARLY, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID SOUTHEAST QUARTER OF SECTION 13, AND THENCE SOUTH ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER, A DISTANCE OF SIX HUNDRED FORTY AND EIGHT ONE-HUNDREDTHS (640.08) FEET TO A POINT; THENCE WESTERLY ALONG A LINE PERPENDICULAR TO THE LAST DESCRIBED A COURSE A DISTANCE OF FORTY (40) FEET TO A POINT; THENCE WESTERLY ALONG A LINE FORMING AN ANGLE OF 0 DEGREES 42 MINUTES 30 SECONDS TO THE RIGHT WITH A PROLONGATION OF THE LAST DESCRIBED COURSE, A DISTANCE OF TWO HUNDRED THIRTY-EIGHT AND NINE ONE-HUNDREDTHS (238.09) FEET MORE OR LESS TO A POINT OF INTERSECTION WITH A LINE WHICH IS PARALLEL TO AND 30 FEET NORTHEASTERLY OF (MEASURED PERPENDICULARLY) THE EASTERLY LINE OF THE NEW RIGHT OF WAY OF THE CHICAGO AND WESTERN INDIANA RAILROAD, SAID POINT OF INTERSECTION BEING THE POINT OF BEGINNING OF THE PARCEL HEREIN DESCRIBED; THENCE CONTINUING WEST ALONG THE LAST DESCRIBED COURSE, A DISTANCE OF THIRTY-SIX AND TWENTY-FOUR ONE-HUNDREDTHS (36.24) FEET, MORE OR LESS, TO A POINT IN THE EASTERLY LINE OF THE NEW RIGHT OF WAY OF THE CHICAGO AND WESTERN INDIANA RAILROAD; THENCE NORTHWESTERLY ALONG SAID EASTERLY RIGHT OF WAY LINE, A DISTANCE OF FOUR HUNDRED NINETY-ONE AND FIFTY-THREE ONE-HUNDREDTHS (491.53) FEET MORE OR LESS TO A POINT WHICH IS TWO HUNDRED TWENTY-TWO AND EIGHTY ONE-HUNDREDTHS (222.80) FEET SOUTHEASTERLY (MEASURED ALONG SAID EASTERLY RIGHT OF WAY LINE) OF A LINE WHICH IS PARALLEL TO AND FORTY (40) FEET SOUTH OF (MEASURED PERPENDICULARLY) THE NORTH LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 13; THENCE NORTHEASTERLY ALONG A LINE PERPENDICULAR TO SAID EASTERLY RIGHT OF WAY LINE A DISTANCE OF THIRTY (30) FEET TO A

                                                               Chicago, Illinois
                                                 Additional Parcel -- Tract 292E



POINT: THENCE SOUTHEASTERLY ALONG A LINE WHICH IS PARALLEL TO AND THIRTY (30) FEET NORTHEASTERLY OF (MEASURED PERPENDICULARLY) SAID EASTERLY RIGHT OF WAY LINE, A DISTANCE OF FIVE HUNDRED ELEVEN AND EIGHT-SEVEN ONE-HUNDREDTHS (511.87) FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

PARCEL 2

THAT PART OF THE EAST  1/2 OF THE SOUTHEAST 1/4 (SOUTH OF THE INDIAN BOUNDARY
LINE) OF SECTION 13, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON A LINE FORTY (40) FEET SOUTH AND FOUR HUNDRED EIGHTY-FOUR AND NINE-TENTHS (484.9) FEET WEST OF THE INTERSECTION OF THE NORTH LINE OF THE SOUTHEAST ONE-QUARTER (SE 1/4) (SOUTH OF THE INDIAN BOUNDARY LINE) OF SECTION THIRTEEN (13), TOWNSHIP THIRTY-SEVEN (37) NORTH, RANGE FOURTEEN (14) EAST OF THE THIRD PRINCIPAL MERIDIAN WITH THE EAST LINE OF SAID SECTION, SAID POINT BEING ON A LINE PARALLEL TO THE NORTH LINE OF SAID SECTION; THENCE SOUTH FOR A DISTANCE OF ONE HUNDRED NINETEEN AND EIGHT-TENTHS FEET (119.8) ON A LINE PERPENDICULAR TO SAID LINE; THENCE SOUTHWESTERLY FOR A DISTANCE OF ONE HUNDRED TWENTY AND FIVE-TENTHS, (120.5) FEET TO A POINT ON THE EASTERLY LINE OF RIGHT OF WAY OF THE CHICAGO AND WESTERN INDIANA RAILROAD COMPANY, SAID RIGHT-OF-WAY LINE BEING PERPENDICULAR TO SAID SOUTHWESTERLY LINE; THENCE IN A NORTHWESTERLY DIRECTION ALONG SAID EASTERLY RIGHT-OF-WAY LINE FOR A DISTANCE OF TWO HUNDRED TWENTY-TWO AND EIGHT-TENTHS (222.8) FEET TO A POINT ON A LINE FORTY (40) FEET SOUTH AND SEVEN HUNDRED EIGHT (708) FEET WEST OF THE INTERSECTION OF THE NORTH LINE OF SAID SOUTHEAST ONE-QUARTER (SE 1/4) OF SAID SECTION WITH THE EAST LINE OF SAID SECTION; THENCE EAST ALONG SAID LINE PARALLEL TO THE NORTH LINE OF SAID SECTION FOR A DISTANCE OF TWO HUNDRED TWENTY-THREE AND ONE-TENTH (223.1) FEET TO THE POINT OF BEGINNING.

                              11236 South Torrence
                            Chicago, Illinois 60617

                                                               Chicago, Illinois
                                                 Additional Parcel -- Tract 292E



                           Tax Identification Numbers


   1.      25-13-400-003
   2.      25-13-400-006

                                                             Riverdale, Illinois
                                                          Wildwood -- Tract 292C



                              SCHEDULE A CONTINUED


THOSE PARTS OF FRACTIONAL SECTIONS 28 AND 33 SOUTH OF THE INDIAN BOUNDARY LINE AND OF FRACTIONAL SECTION 33 NORTH OF THE INDIAN BOUNDARY LINE IN TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:
LYING NORTHEASTERLY OF THE NORTHEASTERLY LINE OF THE CONSOLIDATED RAIL CORPORATION (FORMERLY THE PENNSYLVANIA RAILROAD ORIGINAL) 100 FOOT WIDE RIGHT OF WAY; LYING SOUTH OF THE SOUTH LINE OF 127TH STREET (PER DOCUMENT NUMBER 11045051) AND AS EXTENDED WEST TO THE NORTHEASTERLY 100 FOOT WIDE RIGHT OF WAY OF THE CONSOLIDATED RAIL CORPORATION (FORMERLY THE PENNSYLVANIA RAILROAD); LYING NORTHWESTERLY OF THE U.S. CHANNEL LINE BY GRANT RECORDED FEBRUARY 6, 1939 AS DOCUMENT NUMBER 12268331; AND LYING WEST AND SOUTHWESTERLY OF THE FOLLOWING DESCRIBED LINE: COMMENCING AT THE POINT OF INTERSECTION OF THE SOUTH LINE OF WEST 127TH STREET (66 FEET WIDE) AS RECORDED UNDER DOCUMENT NUMBER 11045051 IN COOK COUNTY, RECORDER'S OFFICE WITH THE SOUTHERLY PROLONGATION OF THE CENTER LINE OF SOUTH WENTWORTH AVENUE; THENCE WESTERLY ALONG THE SOUTH LINE OF SAID WEST 127TH STREET A DISTANCE OF 468.65 FEET TO THE PLACE OF BEGINNING FOR SAID LINE; THENCE SOUTH A DISTANCE OF 646.52 FEET, THENCE SOUTH 46 DEGREES 47 MINUTES 38 SECONDS EAST A DISTANCE OF 525.85 FEET, MORE OR LESS TO THE U.S. CHANNEL LINE BY GRANT RECORDED FEBRUARY 6, 1939 AS DOCUMENT NUMBER 12268331, BEING THE POINT OF TERMINATION OF SAID LINE, ALL IN COOK COUNTY, ILLINOIS.


           Vacant land at West 127th Street and the Southerly prolongation of South Wentworth Avenue in Chicago, Illinois.

                                                             Riverdale, Illinois
                                                   Wildwood Parcel -- Tract 292C



                           Tax Identification Numbers


   1.      25-28-426-004
   2.      25-33-109-001
   3.      25-33-109-003

                                                             Riverdale, Illinois
                                                   Wildwood Parcel -- Tract 292C



                                   SCHEDULE B


                                  PRIOR LIENS


   1. Taxes for the year 1994 which constitute a lien not yet due and payable.

   2. Document No. 12101891 dated December 14, 1937, recorded January 3, 1938 in the records of Cook County, Illinois.

   3. Right of the public, the Sanitary District of Chicago, the State of Illinois and the United States Government in that portion of land falling in the Little Calumet River.

   4. Rights of the owners of the lands abutting said river to have maintained the free and unobstructed flow of the waters of said river.

   5. Rights of the City of Chicago granted by an unrecorded instrument dated July 30, 1938 under Trust Agreement dated January 30, 1924 known as Trust No. 12929.

   6. Document No. 12268331 dated July 30, 1938, recorded February 6, 1939, in the records of Cook County, Illinois.

   7. Rights of the public, the Municipality and the State of Illinois in and to that portion of the land taken and used for roads and highways.

   8. Right of way for drainage tiles, drainage ditches, feeders and laterals, and other drainage easements.

   9. Document No. 19704156 recorded January 7, 1966 in the records of Cook County, Illinois.

                                                             Riverdale, Illinois
                                                         Burly Lot -- Tract 292D


                                   SCHEDULE B


                                  PRIOR LIENS


   1. Taxes for the year 1994 which constitute a lien not yet due and payable.

                                                             Riverdale, Illinois
                                                                       Tract 292



                                   SCHEDULE B

                                  PRIOR LIENS


   1. Taxes for the year 1994 which constitute a lien not yet due and payable.

   2. Rights of the public and the Village of Riverdale in and to that portion of the land dedicated for street purposes.

   3. Rights of the public and the Village of Riverdale in and to that portion of the land used as a public street.

   4. Rights of the Public Service Company of Northern Illinois to maintain and operate gas and electric facilities located in Wentworth, Acme and Perry Avenues.

   5. Rights of the public and the Village of Riverdale in and to that portion of the land dedicated for street purposes.

   6. Document No. 14978909 dated December 12, 1950 and recorded in the records of Cook County, Illinois.

   7. Document No. 7726349 dated September 29, 1922, recorded November 24, 1922 in the records of Cook County, Illinois.

   8. Rights of the public and of the State of Illinois in and to that portion of the land dedicated for road purposes.

   9. Rights of the muncipality, the State of Illinois, the public and the adjoining owners in and to that portion of the land on Wentworth Avenue.

  10. Document No. 9067935 recorded October 16, 1925 in the records of Cook County, Illinois.

                                                             Riverdale, Illinois
                                                                       Tract 292



  11. Document No. 15937190 recorded June 18, 1954 in the records of Cook County, Illinois. 12. Rights of the public, the Sanitary District of Chicago, the State of Illinois and the United States
           Government in that portion of the land falling in the Little Calumet River.

  13. Rights of the owners of the lands abutting said river to have maintained the free and unobstructed flow of the waters of said river.

  14. A 25 foot building line as shown on the plat of Acme Forest View Subdivision.

  15. Document No. 11700787 dated August 20, 1935, recorded October 29, 1935 in the records of Cook County, Illinois.

  16. Document No. 10616365 dated March 14, 1930, recorded March 18, 1930 in the records of Cook County, Illinois.

  17.      Document No. 10905661 recorded in the records of Cook County,
           Illinois.

  18. Document No. 10796559 dated November 20, 1930, recorded November 24, 1930 in the records of Cook County, Illinois.

  19. Document No. 10644929 dated April 22, 1930, recorded April 25, 1930 in the records of Cook County, Illinois.

  20. Document No. 10705608 dated July 2, 1930, recorded July 16, 1930 in the records of Cook County, Illinois.

  21. Document No. 10804643 dated November 14, 1930, recorded December 8, 1930 in the records of Cook County, Illinois.

  22. Document No. 10617505 dated March 6, 1930, recorded March 19, 1930 in the records of Cook County, Illinois.

                                                             Riverdale, Illinois
                                                                       Tract 292



  23. Document No. 10728390 dated August 15, 1930, recorded August 18, 1930 in the records of Cook County, Illinois.

  24. Document No. 10710843 dated March 25, 1930, recorded July 23, 1930 in the records of Cook County, Illinois.

  25. Document No. 10885011 and Document No. 9565725 recorded in the records of Cook County, Illinois.

  26. Document No. 11689956 dated August 20, 1935, recorded October 18, 1935 in the records of Cook County, Illinois.

  27. Document No. 10796559 dated November 20, 1930, recorded November 24, 1930 in the records of Cook County, Illinois.

  28. Rights of the public, the State of Illinois and the municipality in and to that portion of land taken or used for road purposes.

  29. Document No. 10173670 dated September 19, 1928, recorded October 11, 1928 in the records of Cook County.

  30. Document No. 15822853 dated January 28, 1954, recorded in the records of Cook County.

  31. Document No. 15831589 dated January 27, 1954. recorded February 11, 1954 in the records of Cook County together with Document No. 20600678 dated August 12, 1968, recorded August 30, 1968 in the records of Cook County.

  32. Rights, title and interests of the United States of America in and to that portion of land acquired by judgment entered December 5, 1938 in Case No. 44147.

  33. Document No. 23761352 dated October 5, 1976, recorded December 28, 1976 in the records of Cook County, Illinois.

                                                             Riverdale, Illinois
                                                                       Tract 292



  34. Document No. 24312793 dated August 25, 1977, recorded February 3, 1978 in the records of Cook County, Illinois.

  35. Document No. 21291385 dated October 9, 1970, recorded October 15, 1970 in the records of Cook County, Illinois.

  36. Document No. 19216853 and Document No. 19216854 recorded August 17, 1964 in the records of Cook County, Illinois.

  37. Document No. 18702982 recorded January 23, 1963 in the records of Cook County, Illinois.

  38. Document No. 24693101 and Document No. 24693102 recorded October 30, 1978 in the records of Cook County, Illinois.

  39. Document No. 26600848 recorded May 11, 1983 in the records of Cook County, Illinois.

  40. Order entered October 5, 1976 in Case No. 76L11683 recorded in the Circuit Court of Cook County, Illinois.

  41. Document No. 25027856 recorded June 28, 1979 in the records of Cook County, Illinois.

  42. Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records, arising under the contract between Acme Steel Company and Raytheon Engineers and Constructors, Inc.

  43.      Document No. 11714132 recorded in the records of Cook County,
           Illinois.

  44.      Document No. 12502488 recorded in the records of Cook County,
           Illinois.

                                                             Riverdale, Illinois
                                                                       Tract 292



  45.      Document No. 12651149 recorded in the records of Cook County,
           Illinois.

  46.      Document No. 12357759 recorded in the records of Cook County,
           Illinois.

  47.      Document No. 12758342 recorded in the records of Cook County,
           Illinois.

  48.      Document No. 12705445 recorded in the records of Cook County,
           Illinois.

  49.      Document No. 10728391 recorded in the records of Cook County,
           Illinois.

  50.      Document No. 10728388 recorded in the records of Cook County,
           Illinois.

  51. State of facts disclosed on the survey dated July 12, 1994 as Survey Number 109316RB prepared by Robert A. Nowicki and Associates Ltd.

                                                               Chicago, Illinois
                                                      Main Parcels -- Tract 292B



                                   SCHEDULE B

                                  PRIOR LIENS


   1. Rights of the United States of America to establish dock lines on that part of the land bordering on the Calumet River.

   2. Document No. 6987187 and Document No. 6987188 recorded November 6, 1920 in the records of Cook County, Illinois.

   3. Document No. 19134312 dated May 19, 1964, recorded May 21, 1964 in the records of Cook County, Illinois.

   4. Rights of the United States of America, the State of Illinois, the City of Chicago and the Sanitary District of Chicago in and to that part of the land bordering on the Calumet River (New Channel).

   5. Document No. 88081403, recorded February 25, 1988 in the records of Cook County, Illinois.

   6. Document No. 12970304 dated September 14, 1942, recorded October 18, 1942 in the records of Cook County, Illinois.

   7. Document No. 10637293 dated April 11, 1930, recorded April 16, 1930 in the records of Cook County, Illinois.

   8. Document No. 3411544 dated April 25, 1903, recorded July 1, 1903 in the records of Cook County, Illinois.

   9. Document No. 15201550 dated August 9, 1951, recorded October 25, 1951 in the records of Cook County, Illinois.

  10. Rights of the public, the City of Chicago and the adjoining owners in and to the ship canal.